UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )
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☑ Definitive Proxy Statement
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RAILAMERICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RAILAMERICA, INC.
5300 BROKEN SOUND BOULEVARD, N.W.
BOCA RATON, FLORIDA 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2005

To our Stockholders:
      Our 2005 annual meeting of stockholders will be held at RailAmerica’s corporate offices at 5300 Broken Sound Boulevard, NW, Boca Raton, Florida 33487, on Thursday, May 26, 2005, beginning at 10:00 a.m., local time. At the meeting, stockholders will act on the following matters:

1. Election of three Class I directors, each for a term of three years;

2. To consider and vote upon a proposal to approve and adopt the RailAmerica, Inc. 2005 Employee Stock Purchase Plan;

3. To consider and vote upon a proposal to approve and adopt the RailAmerica, Inc. Second Amendment to the 1998 Executive Incentive Compensation Plan; and

4. Any other matters that properly come before the meeting.
      Stockholders of record at the close of business on March 28, 2005 are entitled to vote at the meeting or any postponement or adjournment.

By order of the Board of Directors

CHARLES SWINBURN
Chief Executive Officer
Boca Raton, Florida
April 15, 2005
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

2005 ANNUAL MEETING OF STOCKHOLDERS
OF
RAILAMERICA, INC.

PROXY STATEMENT

       This proxy statement contains information relating to our annual meeting of stockholders to be held on Thursday, May 26, 2005, beginning at 10:00 a.m. local time, at RailAmerica’s corporate offices at 5300 Broken Sound Boulevard, NW, Boca Raton, Florida 33487, and to any adjournments or postponements. The approximate date that this proxy statement and the enclosed form of proxy are first being sent to stockholders is April 25, 2005.
ABOUT THE MEETING
What Is The Purpose Of The Annual Meeting?
      At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of three Class I directors. In addition, our management will report on our performance during 2004 and respond to questions from stockholders.
Who Is Entitled To Vote?
      Only stockholders of record at the close of business on the record date, March 28, 2005, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. As of the record date, 38,070,681 shares of our common stock were outstanding and entitled to vote and held by approximately 545 stockholders of record. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.
Who Can Attend The Meeting?
      All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.
What Constitutes A Quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast “for” or “against” any given matter. Thus, abstentions and broker non-votes have the same effect as votes cast against proposals requiring a majority or greater percentage of the outstanding shares entitled to vote but do not have any effect on proposals requiring a majority or plurality of the shares present and entitled to vote.
      If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

What Are “Broker Non-Votes”?
      “Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of the New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the uncontested election of directors. If other matters are properly brought before the meeting and they are not considered routine under the applicable New York Stock Exchange rules, shares held by brokerage firms will not be voted on such non-routine matters by the brokerage firms unless they have received voting instructions and, accordingly, any such shares will be “broker non-votes” and will not be counted with respect to such matters.
Will My Shares Be Voted If I Do Not Provide My Proxy?
      If your shares are held in the name of a brokerage firm, they may be voted by the brokerage firm (as described above) even if you do not give the brokerage firm specific voting instructions. If you are a registered stockholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.
How Do I Vote?
      You can vote in any of the following ways.

To vote by mail:

•	mark, sign and date your proxy card; and

•	return it in the enclosed envelope.

To vote in person if you are a registered stockholder:

•	attend our annual meeting;

•	bring valid photo identification; and

•	deliver your completed proxy card or ballot in person.

To vote in person if you hold in “street name”:

•	attend our annual meeting;

•	bring valid photo identification; and

•	obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.
Can I Change My Vote After I Return My Proxy Card?
      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What Are The Board’s Recommendations?
      The enclosed proxy is solicited on behalf of the Board of Directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board of Directors is set forth with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote:

•	FOR the election of the nominated slate of Class I directors named in this proxy statement (see pages 6-8).

•	FOR the approval and adoption of the RailAmerica, Inc. 2005 Employee Stock Purchase Plan (see pages 29-32).

•	FOR the approval and adoption of the Second Amendment to the RailAmerica, Inc. 1998 Executive Incentive Compensation Plan (see pages 32-40).
      The Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate Board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.
What Vote Is Required To Approve Each Item?
      Election Of Directors. A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.
      Other Items. For any other item which may properly come before the meeting, the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and voting will be required for approval, unless otherwise required by law. A properly executed proxy marked “ABSTAIN” with respect to any of those matters will not be voted, although it will be counted for purposes of determining whether there is a quorum.
Who Pays For The Preparation Of The Proxy Statement?
      We will pay the cost of preparing, assembling and mailing the notice of annual meeting, proxy statement, enclosed proxy card and accompanying annual report. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third-party agents that are not affiliated with us but solicit proxies. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.
      You should review the information contained in this proxy statement separately from our 2004 Annual Report to Stockholders. Our principal executive offices are located at 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487, and our telephone number is (561) 994-6015. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

SECURITY OWNERSHIP
      The following table shows each person known by us to beneficially own more than 5% of our outstanding shares of common stock as of March 28, 2005, the record date. The following table also shows the amount of common stock beneficially owned by:

•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table below; and

•	all of our directors and executive officers as a group.
      The table sets forth information with respect to:

•	the number of outstanding shares of our common stock owned by the named owner;

•	the number of shares of our common stock that can be acquired by this person within 60 days upon the exercise of options or warrants; and

•	the total number of shares beneficially owned.
      Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by this person (but not those held by any other person) and that are exercisable within 60 days have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			Total Number of
			Shares
	Number of	Shares Acquirable	Beneficially	Percentage of
	Outstanding	Within 60 Days	Owned (Columns	Outstanding
Name and Address of Beneficial Owner(1)	Shares Owned (A)	(B)	(A) + (B))	Shares

Barclays Global Investors, NA(2)	3,335,973	0	3,335,973	9.02%
45 Fremont Street San Francisco, CA 94105
Dimensional Fund Advisors Inc.(3)	2,889,136	0	2,889,136	7.81%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Cramer Rosenthal McGlynn, LLC(4)	2,723,850	0	2,723,850	7.36%
520 Madison Avenue New York, NY 10022
Advisory Research, Inc.(5)	2,136,940	0	2,136,940	5.78%
180 North Stetson Street, Suite 5500 Chicago, IL 60601
Eubel Brady & Suttman Asset Management, Inc.(6)	1,850,270	0	1,850,270	5.00%
7777 Washington Village Drive Suite 210 Dayton, OH 45459
William G. Pagonis	10,592	68,333	78,925	*
Charles Swinburn	10,919	80,000	90,919	*
Donald D. Redfearn(7)	36,303	474,000	510,303	1.34%
Harold R. Curtis	2,000	16,667	18,667	*
Anne H. McNamara(8)
Ferd. C. Meyer, Jr.	24,995	70,000	94,995	*
Douglas R. Nichols	20,000	79,500	99,500	*
Richard Rampell	6,000	75,000	81,000	*
John M. Sullivan	10,000	15,000	25,000	*

			Total Number of
			Shares
	Number of	Shares Acquirable	Beneficially	Percentage of
	Outstanding	Within 60 Days	Owned (Columns	Outstanding
Name and Address of Beneficial Owner(1)	Shares Owned (A)	(B)	(A) + (B))	Shares

R. Joe Conklin	4,000	95,000	99,000	*
Michael J. Howe	9,000	38,667	47,667	*
Scott G. Williams	6,550	34,667	41,217	*
Gary O. Marino(9)	0	652,300	652,300	1.70%
All directors and executive officers as a group (16 persons)	177,459	1,200,663	1,385,784	3.67%

*	Less than 1%

(1)	Unless otherwise indicated, the address for the beneficial owner is RailAmerica, Inc., 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487.

(2)	Based on Schedule 13G filed on February 14, 2005. Barclays Global Investors, NA is a bank and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by the filing person in an amount exceeding 5%. Barclays Global Fund Advisors is an investment adviser and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by the filing person in an amount exceeding 5%.

(3)	Based on Schedule 13G filed on February 9, 2005. Dimensional Fund Advisors Inc., an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.

(4)	Based on Schedule 13G filed on January 22, 2005. Cramer Rosenthal McGlynn, LLC is an investment adviser and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by the filing person in an amount exceeding 5%.

(5)	Based on Schedule 13G filed on February 10, 2005. Advisory Research, Inc. is an investment adviser and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by the filing person in an amount exceeding 5%.

(6)	Based on Schedule 13G filed on February 14, 2005. Eubel Brady & Suttman Asset Management, Inc. is an investment adviser and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by the filing person in an amount exceeding 5%. Eubel Brady & Suttman Asset Management, Inc., beneficially owns 1,802,998 shares. Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to be indirect beneficial owners of 1,850,270 shares held by EBS and one affiliated entity, EBS Partners, LP.

(7)	Includes 2,427 shares of common stock purchased through the 1995 Employee Stock Purchase Plan.

(8)	Ms. McNamara joined the Board on April 1, 2005 which date is after the record date for purposes of the Security Ownership Table. She beneficially owns 1,000 shares of RailAmerica, Inc. common stock, along with the right to purchase 50,000 stock options at a strike price of $12.65. The options were granted to her on April 1, 2005 pursuant to the 1998 Executive Incentive Compensation Plan, as amended, and vest one-third immediately and one-third on each of the two anniversary dates.

(9)	Mr. Marino retired in April 2004 as Chief Executive Officer and President and ceased serving as Chairman of the Board in March 2004.

PROPOSAL 1.
ELECTION OF DIRECTORS; NOMINEES AND CONTINUING DIRECTORS
      Our Certificate of Incorporation provides that our Board of Directors consists of three classes of directors, as nearly equal in number as possible, designated Class I, Class II and Class III and provides that the exact number of directors comprising our Board of Directors will be determined from time to time by resolution adopted by the Board. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. The current term of the Class I directors terminates on the date of the annual meeting. The current term of the Class II directors terminates on the date of our 2006 annual meeting of stockholders, and the current term of the Class III directors terminates on the date of our 2007 annual meeting of stockholders.
      Messrs. Swinburn, Redfearn and Meyer currently serve as Class I directors. Our nominating committee has recommended them, our Board of Directors has nominated them, and they will stand for re-election at the annual meeting. Our Board of Directors by resolution has increased the number of directors at the time of the election of directors at the annual meeting to nine. At that time our Board of Directors will consist of three Class I directors, three Class II directors and three Class III directors. Messrs. William G. Pagonis, Harold R. Curtis and John M. Sullivan currently serve as Class II directors. Messrs. Douglas R. Nichols and Richard Rampell and Ms. Anne McNamara currently serve as Class III directors. If elected at the annual meeting, Messrs. Swinburn, Redfearn and Meyer will serve until our 2008 annual meeting of stockholders or until their successors are duly elected and qualified.
      Messrs. Swinburn, Redfearn and Meyer have consented to serve on our Board of Directors and the Board of Directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the Board has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.
Nominees for Class I Directors
      Charles Swinburn — 63. Mr. Swinburn has served as our Chief Executive Officer since August 2004 and as a director of ours since February 1995. From 1993 until joining us as CEO, Mr. Swinburn was a litigator in the Washington, D.C. office of Morgan, Lewis & Bockius, LLP. From 1990 through 1993, he served as a consultant to private industry and the government. Prior to that time, he ran Rollins Environmental Services (FS), Inc., a nation-wide hazardous waste cleanup company. Earlier in his career, Mr. Swinburn served in various executive level capacities at the U.S. Department of Transportation, resigning from the Department as Deputy Assistant Secretary for Policy and International Affairs. He received his B.A. degree from Princeton University in 1963, his M.B.A. from Harvard Business School in 1971 and his J.D. from the University of Pennsylvania in 1993. He served six years in the United States Marine Corps as an officer and pilot, earning two Distinguished Flying Crosses and 35 air medals, while flying over 700 combat missions in Vietnam.
      Donald D. Redfearn — 52. President, Chief Administrative Officer and Secretary. Mr. Redfearn has served as our President since June 2004, has served as our Chief Administrative Officer since January 2000, has served as our Secretary since December 1994, has served as our Executive Vice President from December 1994 to June 2004 and has served as an officer and director of ours since our formation in April 1992. He joined us on a full-time basis in January 1996. From September 1993 until September 1995, Mr. Redfearn served as President of Jenex Financial Services, Inc., a financial consulting firm. From 1984 until September 1993, Mr. Redfearn served in various capacities at Boca Raton Capital Corporation, including Senior Vice President, Assistant Secretary and Treasurer. He also served as a Vice President of Huron Transportation until its merger with RailAmerica Services Corporation in 1988. Prior to that, he spent more than nine years in commercial lending in various capacities, including Vice President and Senior Commercial Lending Officer, for two Florida–based commercial banks. Mr. Redfearn received his B.A. degree in Business Administration from the University of Miami and graduated from the School of Banking of the South at Louisiana State University.

      Ferd. C. Meyer, Jr. — 65. Mr. Meyer became one of our directors in February 2000 at the time of our acquisition of RailTex, Inc. He served as a director of RailTex from 1977 until our acquisition of RailTex. He serves as Vice Chair of the Electricity Committee and the Railroad Committee of the Section of Public Utility, Communications and Transportation Law of the American Bar Association. While in private practice, he was Division Attorney for the San Antonio Division of the Southern Pacific Railroad from 1969 to 1986. From January 1998 to his time of retirement in July 2000, he was Executive Vice President and General Counsel of Central and South West Corporation, a public holding company for five electric utility companies operating in Texas, Oklahoma, Arkansas, Louisiana, and the United Kingdom. From 1988 to January 1998, Mr. Meyer was Vice President and Assistant General Counsel of Central and South West Services, Inc., a subsidiary of Central and South West Corporation. He received his B.B.A. degree in finance and accounting from the University of Texas in 1961 and his L.L.B. from the University of Texas in 1964.
Continuing Class II Directors
      Harold R. Curtis — 66. Mr. Curtis became one of our directors in October 2004. He is a former Executive Vice President and Chief Financial Officer of The MARC Group, a publicly owned marketing services firm acquired by Omnicom Group in 1999, and from which he retired in 2003. At the MARC Group, Mr. Curtis was responsible for all SEC reporting. During his 21-year tenure at The MARC Group, his responsibilities included accounting, budgeting and financial reporting. He is also a director of Directive Corp., a private company that specializes in database marketing. Mr. Curtis is a licensed CPA in the state of Texas. He also graduated from Texas Christian University and served in the U.S. Marine Corps.
      William G. Pagonis — 64. Chairman of the Board. Mr. Pagonis became one of our directors in February 2000 at the time of our acquisition of RailTex. He served as our Executive Chairman from March 2004 to August 2004 at which time he was appointed as our Chairman. He previously served as a director of RailTex from February 1999 until our acquisition of RailTex. Mr. Pagonis is Chairman of the Defense Business Board having been appointed by Secretary of Defense Rumsfeld. He is also Vice Chairman of Genco Supply Chain Solutions and CombineNet, Inc., both private companies. He retired as President of Sears Logistics Services during 2004, where he also served as Senior Vice President for Supply Chain for Sears, Roebuck and Company, where he was responsible for all of Sears’ supply chain functions, including transportation, distribution, international logistics, home delivery services, inventory and the integration of logistics information services. Prior to joining Sears, Mr. Pagonis served in the U.S. Army for 29 years, retiring with the three-star rank of Lieutenant General. Mr. Pagonis earned both a Bachelor’s degree in Transportation and Traffic Management and a Master’s degree in Business Administration from Pennsylvania State University.
      John M. Sullivan — 80. Mr. Sullivan has served as a director of ours since January 1993. From 1977 until 1981, he served, upon appointment by President Carter, as Administrator of the Federal Railroad Administration. Mr. Sullivan earned his B.S. degree in Engineering from the United States Naval Academy and, upon graduation in 1946, served with the U.S. Navy for three years aboard the USS Providence, a light cruiser, and he served three and one-half years as a carrier pilot operating off the aircraft carrier USS Midway. He resigned from the Navy in 1954 and went into industrial sales in the Middle Atlantic States. In 1969, he purchased Haug Die Casting, Inc., a New Jersey-based manufacturing corporation. This company was sold in 1999. Mr. Sullivan maintains a relationship with John M. Sullivan Co., an industrial sales agency run by his son.
Continuing Class III Directors
      Anne H. McNamara — 57. Ms. McNamara joined us as a director on April 1, 2005. From 1988 until her retirement in early 2003, she was Senior Vice President and General Counsel of AMR Corporation and its subsidiary, American Airlines. Ms. McNamara held positions as Vice President — Personnel Resources, Corporate Secretary and Attorney during her 27-year tenure at American Airlines. Following her retirement from American and AMR, she served as President of The Center for American and International Law where she continues to serve on the Executive Committee of its Board. Prior to joining American Airlines, Ms. McNamara was an Associate with the law firm of Shea & Gould in New York. She received her undergraduate degree from Vassar College and her J.D. from Cornell Law School. She is admitted to practice in Texas and New York.

      Douglas R. Nichols — 52. Mr. Nichols has served as a director of ours since July 1996. He received his license in Pennsylvania as a certified public accountant in 1980; however, currently his license is inactive. Mr. Nichols is the founder, president and principal stockholder of First London Securities Corporation, a securities broker-dealer specializing in equity trading and investment banking and has served in such capacity since 1991. From 1989 to 1991, he was a Vice President with the Dallas, Texas office of Smith Barney, and from 1986 to 1989, was a broker with the Dallas branch of Shearson Lehman Brothers. He has been a board member of Armanino Foods of Distinction, Inc., a NASDAQ company, since June 2001 and a director of the Dallas-based, McKinney Avenue Transit Authority since January 2003. Mr. Nichols is currently a member of the National Railway Historical Society. Mr. Nichols received a B.A. degree from Allegheny College in 1974.
      Richard Rampell — 52. Mr. Rampell has served as a director of ours since July 1995. A certified public accountant, he has been the Chief Executive of Rampell & Rampell, P.A., Certified Public Accountants, of Palm Beach, Florida since 1981. He is a past President of the Palm Beach Tax Institute and a past President of the Florida Institute of CPAs, East Coast Chapter. Mr. Rampell graduated with honors from Princeton University with an A.B. degree and received an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Rampell has been writing a column on accounting for the Wall Street Journal Online. He also is a board member of the National Public Radio Foundation.
      Our Board of Directors unanimously recommends stockholders vote “FOR” the election of the nominated slate of Class I directors.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD OF DIRECTORS
How Often Did The Board Of Directors Meet In 2004?
      The Board of Directors held a total of 15 meetings in 2004. Each director attended more than 80% of the total number of 2004 meetings of the Board and committees on which he served. Our Corporate Governance Guidelines express our policy that directors are expected to attend all Board meetings, including meetings of Board committees on which they serve, and encourages the members of the Board to attend annual meetings of stockholders. All of the members of the Board attended the June 2004 annual meeting of stockholders.
What Committees Has The Board Established?
      The Board of Directors has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Executive Committee and Government Affairs Committee.
      Audit Committee. Messrs. Rampell, Curtis, Nichols and Pagonis are the current members of our Audit Committee. Mr. Rampell is the Chairman of the Audit Committee and is our Audit Committee financial expert, as defined by rules of the Securities and Exchange Commission. Our Board of Directors has determined that each of the members of our Audit Committee is independent under current NYSE and SEC rules. This committee held 13 meetings during 2004. The duties and responsibilities of the Audit Committee include: (i) selecting our registered certified public accounting firm and any termination and replacement of our registered certified public accounting firm, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls, and (iv) having general responsibility for all audit-related matters. The Audit Committee operates under a formal charter that governs its duties and conduct. This charter was revised and adopted by our Board during April 2004 to incorporate the final NYSE rules and applicable SEC rules and regulations.
      Compensation Committee. Messrs. Meyer, Curtis, Rampell and Sullivan are the current members of our Compensation Committee. Mr. Meyer is the Chairman of the Compensation Committee. Our Board has determined that all of the members of the Compensation Committee are independent under current NYSE rules. This committee held eight meetings during 2004. The Compensation Committee reviews and approves corporate goals and objectives for compensation, reviews and approves the compensation of our executive officers and administers each of our compensation and stock plans. Prior to March 2004, Messrs. Meyer,

Pagonis and Swinburn were the members of the Compensation Committee, with Mr. Meyer being its Chairman.
      Corporate Governance and Nominating Committee. Messrs. Nichols, Meyer, Pagonis and Sullivan are the current members of our Corporate Governance and Nominating Committee. Mr. Nichols is the Chairman of the Corporate Governance and Nominating Committee. Our Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee are independent under NYSE rules. Prior to March 2004, Messrs. Pagonis, Meyer and Nichols were the members of the Corporate Governance and Nominating Committee, with Mr. Pagonis being its Chairman. This committee held seven meetings during 2004. The Corporate Governance and Nominating Committee provides assistance to the Board of Directors in developing, recommending and evaluating a set of corporate governance principles and policies applicable to RailAmerica; identifying, reviewing and evaluating qualified candidates to serve as directors; serving as a focal point for communication between such candidates, non-committee directors and management; recommending such candidates to the Board of Directors to nominate for election to the Board and overseeing the evaluation of the Board of Directors and management. The Corporate Governance and Nominating Committee will consider nominees recommended by a stockholder of ours if the stockholder submits the nomination in compliance with the advance notice, informational and other requirements described in our bylaws and applicable securities laws described on page 42. Stockholders who wish to recommend nominees should submit their recommendations in writing to our Corporate Secretary at 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487 between December 1, 2005 and December 31, 2005 and should include:

•	the name, age, business address and residence of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class and number of our shares owned by the proposed nominee;

•	any other information required to be disclosed in a proxy solicitation under SEC rules;

•	the name and address of the stockholder; and

•	the class and number of our shares beneficially owned by the stockholder.
      Other Committees. In addition to the committees described above, our Board has established an Executive Committee, consisting of Messrs. Pagonis, its Chairman, Meyer, Nichols, Rampell and Swinburn, which held no meetings during 2004, and a Government Affairs Committee, consisting of Messrs. Sullivan, its Chairman, Redfearn and Swinburn, which held no meetings during 2004.
      The Executive Committee may exercise all the authority of the full Board and take any action that could be taken by the Board except those powers and duties that may not be delegated, including:

•	Any action or matter expressly required to be submitted to stockholders for approval;

•	The creation or filling of vacancies in the Board of Directors;

•	The adoption, amendment or repeal of the bylaws; or

•	Action on matters committed by the bylaws or resolution of the Board of Directors exclusively to the Audit Committee, the Compensation Committee, or the Corporate Governance and Nominating Committee.
      The Government Affairs Committee recommends corporate policy and positions on federal and state legislative initiatives affecting the freight transportation industry, coordinates lobbying efforts with various regional and national industry and trade associations and agencies and establishes guidelines for use of government affairs outside consultants.
      A charter governs each of our committees. These charters and additional corporate governance material are available on our website at www.railamerica.com under the Corporate Governance heading of the Investor Relations section.

How Can Stockholders Communicate With The Board Of Directors?
      Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chairman of the Board of Directors, our non-management directors or the Audit Committee. These communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone to special addresses and a toll-free phone number that are published on our website at www.railamerica.com under the Corporate Governance heading of the Investor Relations section. All such concerns will be forwarded to the appropriate directors for their review, and may be referred to our general counsel in the same manner that we address similar concerns. Our code of business conduct and ethics, which is discussed below, prohibits us from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.
Has RailAmerica Adopted A Code Of Conduct?
      We have adopted a code of business conduct and ethics that applies to all our directors, officers, and employees. The text of the code of business conduct and ethics is available at, and we intend to disclose any amendments to, or waivers from, any provision of the code that applies to any of our executive officers or directors by posting such information on, our website at www.railamerica.com under the Corporate Governance heading of the Investor Relations section.
      We have also adopted a code of ethics for our principal executive officer and senior financial officers. The text of the code of ethics for our principal executive officer and senior financial officers is available at, and we intend to disclose any amendments to, or waivers from, any provision of the code that applies to any of our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions by posting such information on, our website at www.railamerica.com under the Corporate Governance heading of the Investor Relations section.
How Are Directors Compensated?
      Each of our non-employee directors receives a director’s fee of $36,000 a year, as well as $1,000 per Board meeting attended. For committee meetings, each member receives $1,000 per meeting, with the Chairman receiving $1,500 per meeting attended. A supplemental $1,250 monthly retainer is paid to the Audit Committee Chair, and a supplemental $625 monthly retainer is paid to the Compensation Committee and Corporate Governance and Nominating Committee Chairs. All directors are reimbursed for reasonable out-of-pocket expenses associated with travel to meetings of our Board of Directors or committees of our Board of Directors. Directors who are also employees of ours do not receive additional compensation for their services as directors.
      As more fully described on pages 19-20, non-employee directors are eligible to receive equity grants under our 1998 Executive Incentive Compensation Plan. Grants under our 1998 Executive Incentive Compensation Plan are discretionary. Historically, each non-employee director has received 5,000 options in June of each year.

MANAGEMENT
      Our executive officers are as follows:

Name	Age	Position

Charles Swinburn	63	Chief Executive Officer and Director
Donald D. Redfearn	52	President, Chief Administrative Officer, Secretary and Director
R. Joe Conklin	50	Executive Vice President and Chief Operating Officer
Michael J. Howe	57	Executive Vice President and Chief Financial Officer
Matthew J. Devine	44	Senior Vice President — Corporate Development
M. Scott Linn	44	Senior Vice President — Eastern Corridor
Thomas C. Owen, Jr.	46	Senior Vice President — Marketing and Sales
Robert J. Rabin	36	Senior Vice President and Corporate Controller
Thomas L. Schlosser	55	Senior Vice President — Western Corridor
Scott G. Williams	51	Senior Vice President and General Counsel
      The business experience of Messrs. Swinburn and Redfearn appears under the caption “Proposal 1 — Election of Directors; Nominees and Continuing Directors” above.
      R. Joe Conklin — Executive Vice President and Chief Operating Officer. Mr. Conklin joined RailAmerica in February 2000 as Senior Vice President — North America Rail Group after serving as Vice President, Field Operations for RailTex, Inc. from August 1999 to February 2000. He became Executive Vice President and Chief Operating Officer in November 2003. Prior to that, Mr. Conklin was employed by Burlington Northern Santa Fe Railway (BNSF) and its predecessor railroads for 23 years. Mr. Conklin held a variety of positions with BNSF, including General Superintendent Transportation, Division Superintendent and Assistant General Superintendent of Transportation. Mr. Conklin began his railroad career in 1976 in BNSF’s engineering department at Gillette, Wyoming.
      Michael J. Howe — Executive Vice President and Chief Financial Officer. Mr. Howe joined RailAmerica in May 2000 as Vice President — Finance and became Vice President — Treasurer in August of 2000. He has over 30 years of experience in finance, operations and systems management, and he has 19 years’ experience in the transportation industry. He became Senior Vice President and Chief Financial Officer in January 2003 and Executive Vice President and Chief Financial Officer in January 2004. From February 1997 to December 1999, Mr. Howe was Vice President and Chief Financial Officer at SurfAir, Inc., an international transportation services company. Prior to SurfAir, Inc., he was Director, Finance at Circle International, Inc. with responsibility for all treasury, financial reporting, and investor relations’ functions. He also served seven years with CSX Technology in various senior management positions. Earlier in his career, he spent several years with the international accounting firm of Deloitte & Touche in both the tax and audit areas. Mr. Howe, a certified public accountant, received both his M.B.A. and B.B.A. (Accounting) degrees from the University of North Florida in Jacksonville, Florida.
      Matthew J. Devine — Senior Vice President — Corporate Development. Mr. Devine joined RailAmerica in 2001 as Vice President — Corporate Development and Acquisitions with extensive experience in financial and strategic planning, corporate finance, accounting, and mergers and acquisitions. He became Senior Vice President — Corporate Development in January 2004. Prior to joining RailAmerica, Mr. Devine served as Vice President & Treasurer of Schneider Logistics, Inc. He also served as Controller of Crowley American Transport and Director of Financial Analysis & Business Solutions for Crowley Maritime Corporation. Prior to that, he spent nine years with CSX Corporation in various finance capacities. Mr. Devine received his B.S. degree in Finance from Providence College and his M.B.A. degree in Finance from Fordham University.
      M. Scott Linn — Senior Vice President — Eastern Corridor. Mr. Linn joined RailAmerica in October 2000 as Vice President — Engineering and became Senior Vice President — Eastern Corridor in January

2004. Prior to joining RailAmerica, he was employed by Burlington Northern Santa Fe Railway (BNSF) and its predecessor railroads where he served for 18 years. Mr. Linn held a variety of positions, including Trainmaster, District Roadmaster, Superintendent of MOW Scheduling, Maintenance Engineer South American Operations for Metrovias & Trenes de Buenos Aires, Engineer Rail Maintenance and Division Engineer. Mr. Linn received his B.S. degree in Civil Engineering from Montana State University in 1983, graduating with honors.
      Thomas C. Owen, Jr. — Senior Vice President — Marketing and Sales. Mr. Owen joined RailAmerica in September 2001 as Vice President — Marketing and Sales for the central United States and became Senior Vice President — Marketing and Sales in March 2004. Prior to that he was employed by CSX Transportation and its predecessor railroads for 16 years where he held a variety of commercial positions, including AVP Sales & Marketing — Agricultural Products. Mr. Owen received a B.S. degree in Industrial Management from the Georgia Institute of Technology and his M.B.A. degree from the Fuqua School of Business at Duke University.
      Robert J. Rabin — Senior Vice President and Corporate Controller. Mr. Rabin joined RailAmerica in February 2001 with 10 years of accounting and auditing experience as Vice President and Corporate Controller, and he became Senior Vice President and Corporate Controller in December 2004. He was formerly with the international accounting firm PricewaterhouseCoopers LLP, where he was Audit Senior Manager serving multinational and publicly traded clients. At RailAmerica, Mr. Rabin is responsible for all SEC and management reporting, financial reporting systems, corporate accounting, budgeting, forecasting, and Sarbanes-Oxley related matters. Mr. Rabin, a certified public accountant, graduated with honors from Boston University.
      Thomas L. Schlosser — Senior Vice President — Western Corridor. Mr. Schlosser joined RailAmerica in the capacity of Senior Vice President in January 2002 when RailAmerica purchased ParkSierra Corporation. From 1997 to 2002, he was President and Chief Operating Officer of ParkSierra Rail Group. Prior to that, he was employed by California Northern Railroad Company, Grand Trunk Western Railroad Company and Detroit, Toledo and Ironton Railroad where he held a variety of positions. Mr. Schlosser is currently Vice Chairman of the American Short Line and Regional Railroad Association’s executive committee.
      Scott G. Williams — Senior Vice President and General Counsel. Mr. Williams joined RailAmerica in January 2002 as Vice President and General Counsel — Real Estate and became our Senior Vice President and General Counsel in January 2003. Prior to joining RailAmerica, Mr. Williams practiced law for 21 years as a partner with the Florida-based law firm of Shutts & Bowen, LLP. At Shutts & Bowen, Mr. Williams’ law practice focused upon real estate and corporate transactions, acquisitions and financing. He also represented the predecessors to RailAmerica in their early short line acquisitions, including the Huron & Eastern Railway, and represented RailAmerica in a number of asset and stock acquisitions and financings. Mr. Williams received his B.A. degree from Yale University in 1976 and his J.D. from Vanderbilt University in 1980.
Election of Executive Officers
      Our officers are elected annually and serve at the discretion of our Board of Directors.
Have We Complied With Section 16(a) Of The Securities Exchange Act Of 1934?
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons owning more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. The persons are required to furnish us with copies of all reports they file.
      To our knowledge, based solely on a review of the copies of filings furnished to us and written or oral representations that no other reports were required, we believe that all of our directors and executive officers complied during 2004 with the reporting requirements of Section 16(a) of the Exchange Act except as follows:
      A Form 3 was filed on October 21, 2004 to disclose Harold Curtis’s joining of the Board and a subsequent grant of stock options as of October 1, 2004.
      A Form 4 was filed on May 4, 2004 to disclose the grant of restricted shares on March 31, 2004 to Mr. Pagonis.
      A Form 4 was filed on December 28, 2004 to disclose the exercise of stock options and the partial sale of the underlying shares of common stock on November 15, 2004 and November 22, 2004, respectively, for Mr. Sullivan.
      A Form 4 was filed on September 16, 2004 to disclose the grant of restricted stock on August 1, 2004 to Mr. Swinburn.
      A Form 5 was filed on February 2, 2005 to disclose the grant of stock option on November 14, 2003 to R. Joe Conklin.
      Each of these late filings resulted from administrative oversights.
EXECUTIVE COMPENSATION
      The following table sets forth, for the years ended December 31, 2004, 2003 and 2002, the aggregate compensation awarded to, earned by or paid to: (i) Charles Swinburn, our Chief Executive Officer and Director; (ii) Donald D. Redfearn, our President, Chief Administrative Officer, Secretary and Director; (iii) R. Joe Conklin, our Executive Vice President and Chief Operating Officer; (iv) Michael J. Howe, our Executive Vice President and Chief Financial Officer; (v) Scott G. Williams, our Senior Vice President and General Counsel; (vi) Gary O. Marino, our former Chairman of the Board, Chief Executive Officer and President; and (vi) William G. Pagonis, our former Interim Executive Chairman of the Board. We refer to these executive officers as our named executive officers. We did not grant any stock appreciation rights or make any long-term incentive plan payouts during these years.
Summary Compensation Table

		Annual Compensation						Long-Term Compensation

								Awards			Payouts

						Other Annual		Restricted		Securities
				Bonus		Comp.		Stock		Underlying	LTIP	All Other
Name and Principal Position	Year	Salary $		($)(1)		($)(2)		Awards ($)		Options (#)	Payouts ($)	Comp. ($)

Charles Swinburn(3)	2004	$208,333	(4)	$33,750		$40,375	(5)	$99,975	(6)	5,000	0	$24,911	(7)
Chief Executive Officer &	2003	$0		$0		$50,000	(5)	$0		5,000	0	$0
Director	2002	$0		$0		$45,000	(5)	$0		5,000	0	$0
Donald D. Redfearn	2004	$433,500		$90,227	(8)	$20,327	(9)	$0		12,000	0	$52,835	(12)(13)
President, Chief Administrative	2003	$390,000		$143,594		$43,347	(10)	$84,800	(11)	10,000	0	$62,553	(12)(14)
Officer, Secretary & Director	2002	$375,000		$85,375		$46,931	(10)	$0		150,000	0	$3,000	(12)
R. Joe Conklin	2004	$262,500		$49,055		$20,421	(9)	$0		12,000	0	$20,646	(12)(13)(16)
Executive Vice President &	2003	$162,260		$62,016		$6,997	(15)	$33,920	(11)	54,000	0	$0
Chief Operating Officer	2002	$143,000		$49,620		$0		$0		15,000	0	$0
Michael J. Howe	2004	$275,000		$147,125	(8)	$0		$0		12,000	0	$62,247	(12)(13)(16)
Executive Vice President &	2003	$210,000		$62,425		$826		$59,360	(11)	7,000	0	$55,311	(12)(14)
Chief Financial Officer	2002	$170,000		$23,950		$604		$0		10,000	0	$3,000	(12)
Scott G. Williams	2004	$222,000		$43,976	(8)	$0		$0		6,000	0	$19,683	(12)(13)
Senior Vice President &	2003	$210,000		$62,425		$288		$33,920	(11)	4,000	0	$24,000	(12)(14)
General Counsel	2002	$181,715		$31,292		$202		$0		30,000	0	$3,000	(12)
Gary O. Marino(17)	2004	$218,164		$0		$13,769	(15)	$31,192	(18)	0	0	$7,114,995	(12)(13)(19)
Former Chairman of the Board,	2003	$780,000		$428,781		$60,375	(10)	$190,800	(11)	0	0	$375,450	(12)(14)
Chief Executive Officer	2002	$750,000		$254,125		$65,595	(10)	$0		350,000	0	$78,000	(12)(20)
& President
William G. Pagonis(21)	2004	$115,241		$0		$31,250	(5)	$94,085	(22)	0	0	$0
Interim Executive Chairman	2003	$0		$0		$45,000	(5)	$0		5,000	0	$0
of the Board	2002	$0		$0		$41,750	(5)	$0		5,000	0	$0

(1)	Bonus attributable to any particular year is generally paid in the following year.

(2)	The aggregate amount of perquisites and other personal benefits provided to each named executive officer is the lesser of either $50,000 or 10% of the total amount of annual salary and bonus of the officer.

(3)	Mr. Swinburn became Chief Executive Officer on August 1, 2004.

(4)	Represents annual salary from August 2004 — December 2004.

(5)	Represents non-employee Board of Director retainers and fees paid during the fiscal year.

(6)	Represents 8,069 restricted shares granted in August 2004 at a value of $12.39 per share based on the closing price on the NYSE on the date of grant.

(7)	Represents moving expenses in the amount of $22,756 and life insurance premiums paid on behalf of the executive in the amount of $2,155.

(8)	Includes an award paid on October 1, 2004 of $20,000 for Mr. Redfearn, $110,000 for Mr. Howe and $20,000 for Mr. Williams relating to the sale of Freight Australia.

(9)	Represents an executive expenditure allowance of $25,000 for each of Mr. Redfearn and Mr. Conklin grossed-up for taxes from January 1, 2004 through June, 30, 2004 and; thereafter, added to their salaries as of July 1, 2004, and an executive expenditure allowance of $25,000 added to Mr. Howe’s salary as of January 1, 2004. These amounts will no longer be grossed-up for taxes.

(10)	Represents, among other things, an executive expenditures allowance of $25,000 for Mr. Redfearn and $35,000 for Mr. Marino, in each case grossed-up for taxes.

(11)	Represents restricted stock granted in June 2003 at a value of $8.48 per share based on the closing price on the NYSE on the date of grant. Mr. Redfearn’s 10,000 shares were valued at $84,800, Mr. Conklin’s 4,000 shares were valued at $33,920, Mr. Howe’s 7,000 shares were valued at $59,360, Mr. Williams’s 4,000 shares were valued at $33,920, and Mr. Marino’s 22,500 shares were valued at $190,800.

(12)	Includes $3,000 that related to a 401(k) employer match, $1,500 in the case of Mr. Conklin.

(13)	Includes amounts related to a deferred compensation plan that were paid directly to the executive officers in the amount of $49,835 for Mr. Redfearn, $16,826 for Mr. Conklin, $54,447 for Mr. Howe, $16,683 for Mr. Williams and $98,692 for Mr. Marino.

(14)	Includes amounts related to a deferred compensation plan that were paid directly to the executive officers in the amount of $59,553 for Mr. Redfearn, $52,311 for Mr. Howe, $21,000 for Mr. Williams and $372,450 for Mr. Marino.

(15)	Represents an executive expenditure allowance grossed-up for taxes.

(16)	Includes $2,320 in taxable life insurance paid on behalf of Mr. Conklin and $4,800 on behalf of Mr. Howe.

(17)	Mr. Marino retired in April 2004 as Chief Executive Officer and President and ceased serving as Chairman of the Board in March 2004.

(18)	Represents 2,418 restricted shares granted in January 2004 at a value of $12.90 per share based on the closing price on the NYSE on the date of grant.

(19)	Includes $3,913,303 in stock option exercise gains and restricted stock vesting, $3,000,000 in deferred compensation and $100,000 paid as severance.

(20)	Includes $75,000 that related to a deferred compensation plan that was paid directly to the executive officer.

(21)	Mr. Pagonis became the Executive Chairman and Interim Chief Executive Officer on March 12, 2004 and ceased acting in those capacities as of August 1, 2004. He continues as non-executive Chairman of the Board.

(22)	Represents an aggregate of 7,653 restricted shares granted in each of March, April, May, June, July, August and September 2004 pursuant to contract and based on the closing price on the NYSE on the dates of grant.

Employment Agreements
      We entered into employment agreements with Messrs. Gary O. Marino and Donald D. Redfearn effective January 1, 2002. Mr. Marino previously served as our Chairman, Chief Executive Officer and President, and received a base salary of $811,200 per year until his resignation under the terms of a Separation Agreement, effective as of April 14, 2004. See “Certain Transactions.” Mr. Redfearn’s employment agreement was amended on July 5, 2004.
      Mr. Redfearn serves as our President, Chief Administrative Officer and Secretary and currently receives a base salary of $459,380 per year. His base salary is subject to increase in the discretion of the Compensation Committee of our Board of Directors. Mr. Redfearn is eligible to receive bonuses in accordance with our management incentive plan. Pursuant to his agreement, Mr. Redfearn is entitled to those benefits (including medical, dental, disability and life insurance) as we and our subsidiaries typically provide to our employees with specified minimum benefits as follows: (1) long-term disability insurance with payments by RailAmerica up to $10,000 and (2) $1 million of term life insurance. Mr. Redfearn’s agreement initially ran through December 31, 2003, but is subject to automatic one-year renewal terms, unless he notifies us or we notify him of non-renewal 90 days prior to the expiration of the then current term. Mr. Redfearn’s agreement also contains non-competition provisions applicable should he resign from his position with us or we terminate him with cause.
      Mr. Redfearn’s employment agreement may be terminated by our Board of Directors for cause (as defined in the agreement), upon death or disability or without cause. If the agreement is terminated for death or disability, we will pay him or his legal representative his accrued base salary and bonus payments through the date of termination and continue medical and dental insurance coverage for him and his family for 18 months. If the termination is for disability, we will continue to pay his base salary until he begins to receive payments from the long-term disability policy. If we terminate Mr. Redfearn without cause or he terminates his employment for good reason (as defined in the agreement), he will receive the following benefits: (1) earned but unpaid base salary and bonus accrued through the date of termination; (2) base salary and benefits for the later of the term or 12 months; (3) a prorated portion of individual performance awards under our long-term incentive plan as if he had continued employment through the later of the term or 12 months; (4) a prorated portion of benefits payable to him under the management incentive plan as if he had continued employment through the later of the term or 12 months; and (5) any outstanding stock options will become immediately vested. Mr. Redfearn is also entitled to the above severance payments if his employment is not renewed by the company without cause or by him for good reason.
      In addition, we have entered into employment agreements with each of Messrs. Swinburn, Howe and Conklin.
      Mr. Swinburn serves as our Chief Executive Officer and currently receives a base salary of $515,000 per year. Mr. Swinburn is eligible to receive bonuses in accordance with our management incentive plan. Pursuant to his agreement, Mr. Swinburn is entitled to those benefits (including medical, dental, disability and life insurance) as we and our subsidiaries typically provide to our employees with specified minimum benefits as follows: (1) long-term disability insurance with payments by RailAmerica up to $10,000 and (2) $1 million of term life insurance. The initial term of Mr. Swinburn’s agreement expires on August 1, 2006 and is then subject to automatic one-year renewal terms, unless he notifies us or we notify him of non-renewal at least three months prior to the expiration of the then current term. In addition, Mr. Swinburn’s agreement provides for the grant of restricted stock bearing a value of $100,000 on the each of the date of the employment agreement, as well as the first and second anniversaries of the date of the employment agreement. The vesting of the restricted stock is structured such that the restricted stock will vest in equal amounts on each year from the date of grant until all shares of restricted stock have vested on the third anniversary of the date of the employment agreement. None of the shares of the restricted stock may be sold by Mr. Swinburn until such third anniversary except as required to pay any applicable income taxes. All restrictions on the restricted stock will lapse immediately upon the termination of Mr. Swinburn’s employment agreement. Mr. Swinburn’s agreement also contains non-competition provisions which are applicable should his employment with us cease for any reason.

      Mr. Howe serves as our Executive Vice President and Chief Financial Officer and currently receives a base salary of $283,250 per year. Mr. Howe is eligible to receive bonuses in accordance with our management incentive plan. Pursuant to his agreement, Mr. Howe is entitled to those benefits (including medical, dental, disability and life insurance) as we and our subsidiaries typically provide to our employees with specified minimum benefits as follows: (1) long-term disability insurance with payments by RailAmerica up to $10,000 and (2) $1 million of term life insurance. The initial term of Mr. Howe’s agreement expires on June 16, 2005 and is then subject to automatic one-year renewal terms, unless he notifies us or we notify him of non-renewal at least three months prior to the expiration of the then current term. Mr. Howe’s agreement also contains non-competition provisions which are applicable should his employment with us cease for any reason.
      Mr. Conklin serves as our Executive Vice President and Chief Operating Officer and currently receives a base salary of $283,250 per year. Mr. Conklin is eligible to receive bonuses in accordance with our management incentive plan. Pursuant to his agreement, Mr. Conklin is entitled to those benefits (including medical, dental, disability and life insurance) as we and our subsidiaries typically provide to our employees with specified minimum benefits as follows: (1) long-term disability insurance with payments by RailAmerica up to $10,000 and (2) $1 million of term life insurance. The initial term of Mr. Conklin’s agreement expires on July 22, 2005 and is then subject to automatic one-year renewal terms, unless he notifies us or we notify him of non- renewal at least three months prior to the expiration of the then current term. Mr. Conklin’s agreement also contains non-competition provisions which are applicable should his employment with us cease for any reason.
      Under each of the employment agreements with Messrs. Swinburn, Howe and Conklin, the employment agreement may be terminated by our Board of Directors for cause (as defined in the agreement), upon death or disability or without cause. If the agreement is terminated for death or disability, we will pay the executive or the executive’s legal representative the executive’s accrued base salary and bonus payments through the date of termination. If we terminate the employment agreement without cause or the executive terminates the employment agreement for good reason (as defined in the agreement), the executive will receive the following benefits: (1) earned but unpaid base salary and bonus accrued through the date of termination; (2) base salary, discretionary bonus and incentive plan compensation for a period of 12 months; and (3) any outstanding stock options will continue to vest during the 12-month period and vested options will expire in accordance with their respective grant letters.
      We have also entered into change-in-control severance agreements with Messrs. Swinburn, Redfearn, Howe and Conklin. These severance agreements are in addition to the above-described employment agreements. Each severance agreement generally provides that in the event of a change-in-control of our company, we will continue to employ the officer under the severance agreement for a period of three years following the change-in-control or, in the case of all the officers mentioned above, except Mr. Swinburn, if earlier, until the first day of the month after the officer reaches age 65. During this three-year employment period, the officer will:

(a) receive a monthly salary at least equal to the highest monthly salary paid to the officer during the twelve months preceding the change-in-control;

(b) receive, on an annual basis, a cash bonus at least equal to the average annual bonus paid to the officer in the three fiscal years immediately preceding the change-in-control or, if greater, the bonus that would have been paid to the officer for the fiscal year in which the change-in-control occurs based upon the same formula, terms and conditions for the bonuses for the immediately preceding fiscal year;

(c) continue to be eligible to participate in our welfare benefit plans, incentive, savings and retirement plans and other fringe benefit plans, on at least as favorable terms as those in place before the change-in-control; and

(d) receive reimbursement for reasonable business expenses.
      The severance agreements provide for various termination payments if we terminate the employment of the officer prior to the end of the three-year employment period. If we terminate the officer’s employment without cause or the officer terminates his employment for good reason, including the case in which he terminates his employment for any reason during the 30-day period immediately following the first anniversary of the effective date of the change-in-control, the officer will receive, as a lump sum payment:

(a) any accrued but unpaid base salary and bonus through the date of termination;

(b) a pro-rata portion of the bonus otherwise payable to the officer for the fiscal year in which the termination occurs;

(c) an amount equal to a specified multiple of the sum of the officer’s base salary and bonus;

(d) an amount equal to the value of the portion of the officer’s benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under these plans by reason of the termination;

(e) a continuation of the health, dental, disability and life insurance benefits for the officer and his family for the remainder of the three-year employment period; and

(f) an amount equal to the value of unused vacation days that have accumulated during the calendar year in which the termination occurs.
      The multiple referred to in (c) above is 3x for Mr. Swinburn, 3x for Mr. Redfearn, 2x for Mr. Howe and 2x for Mr. Conklin.
      If we terminate the officer’s employment with cause or the officer terminates employment without good reason, the officer will be entitled to receive only those amounts that have accrued but have not yet been paid to the officer. Each severance agreement requires us to reimburse the officer, on a fully grossed-up basis, for any excise tax imposed upon the officer as a result of any payments constituting excess parachute payments.
      For purposes of these severance agreements, the term change-in-control generally means any of the following:

(a) any person, entity or group acquires ownership of 33 1/3% percent or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities;

(b) the individuals who, as of the date of the severance agreement, constitute our Board of Directors, and/or future directors approved by the incumbent Board, cease for any reason to constitute at least a majority of our Board of Directors; or

(c) our stockholders approve:

(1) a reorganization, merger or consolidation with respect to which persons who were our stockholders immediately prior to this reorganization, merger or consolidation do not, immediately afterwards, own more than 66 2/3% of the combined voting power of the resulting company;

(2) our liquidation or dissolution; or

(3) the sale of all or substantially all of our assets.
      In addition, Mr. Swinburn’s Change in Control Agreement provides we will pay him the individual performance awards payable to him under our Long-term Incentive Program for each performance period that had begun but not ended under the program on the date Mr. Swinburn terminates his employment with us as though he had remained employed by us through the end of these performance periods.
Stock Option And Bonus Plans
      1995 Stock Incentive Plan. Effective January 1, 1995, we adopted the 1995 Stock Incentive Plan under which our key personnel were eligible to receive awards of various forms of equity-based incentive compensation, including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance units and phantom stock units, and awards consisting of combinations of these incentives. The 1995 Stock Incentive Plan has been superseded by our 1998 Executive Incentive Compensation Plan described below. As of the record date, options to purchase an aggregate of 7,300 shares of our common stock were outstanding under the 1995 Stock Incentive Plan.
      1995 Non-Employee Director Stock Option Plan. Effective January 1, 1995, our Board of Directors adopted the 1995 Non-Employee Director Stock Option Plan, as amended and restated effective April 8, 1999 and further amended on June 22, 2000. Under the directors’ plan, our directors who were not also employees of ours were granted options to purchase our common stock. The directors’ plan was administered by the Compensation Committee, the members of which were also participants in the directors’ plan. Subject to the provisions of the directors’ plan, the Compensation Committee had sole discretionary authority to construe, interpret and apply the terms of the directors’ plan, to determine all questions under the directors’ plan, and to adopt and amend any rules and regulations for the administration of the directors’ plan as it deemed desirable.
      Under the terms of the directors’ plan, each non-employee director has been granted an option to purchase 50,000 shares of our common stock on the date that person was first elected to become a director of ours. The term of the directors’ plan was ten years and expired effective December 31, 2004, and no further options will be granted under it. Options granted under the directors’ plan expire ten years from the date of grant. The exercise price per share of each option granted under the directors’ plan will be the fair market value of our common stock on the date prior to the date the option is granted. Options granted under the directors’ plan vest over a period of three years at the rate of one-third on the date of grant and then one-third annually on each of the two consecutive anniversaries of the date of grant, provided the non-employee director to whom the options are granted continues to serve as a director on each of these vesting dates. As of the record date, options to purchase an aggregate of 524,500 shares of our common stock were outstanding under the directors’ plan.
      1995 Employee Stock Purchase Plan. Effective January 1, 1995, and as amended effective June 22, 2000, our Board of Directors adopted the 1995 Employee Stock Purchase Plan, under which 250,000 shares of our common stock were reserved for issuance. The stock purchase plan, which qualified under Section 423 of the Internal Revenue Code, encouraged stock ownership by our employees. All of our employees other than non-employee Board members of our Board of Directors and owners of 5% or more of our common stock were eligible to participate in the stock purchase plan, with some exceptions, if they were employed by us for at least 20 hours per week and more than five months per year. No employee was eligible to participate who, after the grant of options under the stock purchase plan, owned (including all shares which may be purchased under any outstanding option) 5% or more of our common stock.
      The stock purchase plan provided for semiannual enrollment dates on January 1 and July 1 allowing for two separate offering periods each year.

(i) On January 1 and July 1 of each year, the enrollment dates, we granted to each participant an option to purchase on June 30 and December 31, the exercise dates of that year, at a purchase price determined in the manner described below, the number of full shares of our common stock which his or her accumulated payroll deductions on the exercise date will purchase at the purchase price. The purchase price under the stock purchase plan was an amount equal to: eighty-five percent (85%) of the lower of the following:

(x) the greater of:

(A) the Fair Market Value of a share of Common Stock on the Offering Date or

(B) the Fair Market Value of a share of Common Stock on the Enrollment Date on which the employee elects to become a participant within the offering period, and

(y) the Fair Market Value of a share of Common Stock on the Exercise date.”
      The Plan Administrator for the Employee Stock Purchase Plan has provided all participants, on a quarterly basis, with a statement reflecting the balance of shares purchased and any activity on the employee’s account.

      The 1995 Employee Stock Purchase Plan was for ten years and expired effective December 31, 2004, and no further stock will be issued under this plan. In order to continue to encourage employee stock ownership through a similar plan, our Board of Directors adopted, in December 2004, our 2005 Employee Stock Purchase Plan, which is to be submitted for stockholder review and approval at the 2005 annual meeting of stockholders. The 2005 Employee Stock Purchase Plan is described in further detail in Proposal 2 set forth on pages 29-32.
      1998 Executive Incentive Compensation Plan. In April 1998, our Board of Directors adopted our 1998 Executive Incentive Compensation Plan, which was approved by our stockholders in June 1998, and later amended on June 22, 2000. The terms of the 1998 incentive plan provide for grants of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property. The 1998 incentive plan supersedes our 1995 Stock Incentive Plan. The effective date of the 1998 incentive plan was April 16, 1998. As of the record date, options and restricted stock to purchase an aggregate of 2,959,749 shares of our common stock were outstanding under the 1998 incentive plan.
      Although some types of awards authorized under the 1998 incentive plan are similar to those under the preexisting plan, our Board of Directors determined to adopt an entirely new plan in order to respond to a number of changes and proposed changes relating to Rule 16b-3 under the Securities Exchange Act of 1934 and regulations under Section 162(m) of the Internal Revenue Code of 1986, to broaden the types of performance goals that may be set and the types of awards that may be granted by the Compensation Committee of our Board of Directors and otherwise to add flexibility to annual incentive awards and other performance-based awards intended to qualify for corporate tax deductions under Section 162(m), to increase the number of shares of our common stock that may be subject to awards, and to otherwise adopt provisions intended to enable the Compensation Committee to better promote the goals of our compensation policies and programs, as discussed above.
      In December 2004, our Board of Directors adopted our Second Amendment to the 1998 incentive plan, to be submitted for stockholder review and approval, that re-submits the performance goals for performance-based awards for stockholder approval as required by Section 162(m) and adds safety as a criterion in granting performance-based awards.
      Shares Available for Awards; Annual Per-Person Limitations. Under the 1998 incentive plan, as amended, the maximum number of shares of our common stock that may be subject to the granting of awards under the 1998 incentive plan at any time during the term of the 1998 incentive plan is equal to the sum of (i) 15% of the number of shares of our common stock that were outstanding as of April 15, 2000, plus (ii) 15% of the number of shares of our common stock issued after April 15, 2000 (including any shares issued as a result of conversions of our preferred stock and/or debt obligations into shares of our common stock), plus (iii) the number of shares of our common stock that are surrendered in payment of any awards or any tax withholding with regard to the awards, minus (iv) the number of shares that then are subject to outstanding awards under the preexisting plan. As of the record date, this maximum number equaled 5,685,478 shares.
      In addition, the 1998 incentive plan imposes individual limitations on the amount of some awards in part to comply with section 162(m) of the tax code. Under these limitations, during any fiscal year the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other obligations of ours, and other stock-based awards granted to any one participant may not exceed 4% of the number of shares of our common stock issued and outstanding as of April 15, 2000, or 791,952 shares. The maximum amount that may be paid out as an annual incentive award or other cash award in any fiscal year to any one participant is $1,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant is $2,000,000. The 1998 incentive plan currently limits the number of shares that may be issued pursuant to incentive stock options to 930,000 shares.
      The Compensation Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards, including adjustments to exercise prices of options and other affected terms of awards, in the event that a dividend or other distribution, whether in cash, shares of our common stock or other property, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.
      Eligibility. Our officers, directors, employees and independent contractors and the officers, directors, employees and independent contractors of our subsidiaries are eligible to receive awards under the 1998 incentive plan. Independent contractors are not eligible to receive any awards other than stock options. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the 1998 incentive plan.
      Annual Incentive Plan. In accordance with the terms and conditions of the 1998 incentive plan governing annual incentive awards, the Compensation Committee adopted an Annual Incentive Plan program, effective January 1, 1998. Under this program, the Compensation Committee annually approves performance measures, objectives, award levels and funding of the program. Our executives, managers and corporate staff who have direct influence on business performance and results, and who are not participants in a subsidiary plan or program, are eligible to participate. Plan measures include, without limitation, earnings per share, earnings before interest, taxes, depreciation and amortization or EBITDA, return on investment, acquisitions, cash flow and safety. Payment of awards is based on the actual achievement of the specific goals set by the Compensation Committee.
      Long-Term Incentive Program. In accordance with the terms and conditions of the 1998 incentive plan governing performance awards, on January 25, 2001, the Compensation Committee of our Board of Directors implemented the 2001 Long-Term Incentive Program, or LTIP. The purpose of the LTIP is to provide management the opportunity to increase their equity ownership in our company and to provide an additional incentive to reward and retain qualified competent persons, upon whose efforts and judgment our success is largely dependent, by providing an opportunity for them to receive additional compensation depending upon the attainment of key business objectives over a three-year period. The LTIP became effective on January 1, 2001. The LTIP is administered by the Compensation Committee. The LTIP is governed by the terms, conditions and provisions of the 1998 incentive plan, as well as the following additional material terms and conditions.
      Eligibility. Our key executive employees who are designated by the Compensation Committee are eligible to participate in the plan. Participants will be divided into two tiers: Tier I consists of high-level executive officers selected by the Compensation Committee and Tier II will consist of other key executive employees selected by the Compensation Committee. For the performance period ending December 31, 2004, our Compensation Committee designated Donald D. Redfearn, R. Joe Conklin, Michael J. Howe and Gary O. Marino as Tier I participants. Mr. Marino will continue as a Tier I participant through year-end pursuant to his separation agreements. To date there are no Tier II participants. In the future the LTIP may require participating executives to maintain a prescribed stock ownership percentage in order to participate.
      Awards. The LTIP provides an opportunity for a participant to receive an award at the end of a three-year performance cycle. As of the first day of each performance cycle, the Compensation Committee will establish (a) an aggregate target amount payable, or aggregate target pool, under the LTIP, and (b) individual target award amounts that each participant may earn, which will be equal to a stated percentage of the participant’s base salary. The individual target amount for Tier I participants will be equal to 100% of base salary paid by our company to the participant as of the first day of the applicable performance period.
      The amount of the award that a participant will be eligible to receive from the aggregate target pool will be determined by a stated formula based upon the compounded growth in our annual earnings per share over the performance cycle. If, at the end of the three-year performance cycle, we have an annual earnings per share growth of at least 8% but less than 10%, then the amount of the award that a participant will receive will be equal to 75% of his or her individual target amount. If we have an annual earnings per share growth of at least 10% but less than 12%, then the amount of the award that a participant will receive will be equal to 100%

of his or her individual target amount. If we have an annual earnings per share growth of at least 12%, then the amount of the award that a participant will receive will be equal to 125% of his or her individual target amount.
      After the end of the performance cycle, the Compensation Committee will determine and certify the amount of any awards payable to each participant in the LTIP. Awards earned under the LTIP will be payable to participants 50% in cash and 50% in shares of our common stock.
      RailAmerica, Inc. Executive Deferred Compensation Plan. Effective as of January 1, 2003, our Board of Directors adopted a non-qualified deferred compensation plan, referred to as the RailAmerica, Inc. Executive Deferred Compensation Plan. The deferred compensation plan was subsequently amended on February 11, 2003.
      The purpose of the deferred compensation plan was to permit certain of our selected key officers (i.e., vice presidents and above) and directors to elect to defer all or a portion of their cash compensation to be received from us until the earlier of (a) the termination of his or her employment with us, or services as a director of ours or (b) a specified date in the future, as indicated in the initial election form executed by the individual officer or director. The officers had the ability to elect to defer up to 50% of their base salary and 100% of their bonuses for a plan year, and the directors had the ability to elect to defer up to 100% of each of their monthly retainer fees and meeting fees for a plan year.
      In addition to the elective deferrals described above, certain selected participants were eligible to receive a non-discretionary employer contribution, on an annual basis.
      The non-discretionary employer contributions made to the deferred compensation plan (if any) are subject to a five-year cliff vesting; meaning that after five full years of employment and/or service with us, a participant will be 100% vested in such contributions. There is no partial vesting prior to a participant completing the five-year service requirement, except in the event of such participant’s death, the participant’s attainment of age 65, or a “change in control” (as defined in the deferred compensation plan) of our company.
      In response to tax law changes embedded in the American Jobs Creation Act of 2004, the deferred compensation plan was further amended effective as of October 1, 2004 to discontinue employee and employer contributions. Account balances of participating employees remain in the plan pending a determination by the company whether to terminate or further modify or amend the deferred compensation plan.
Option/ SAR Grant Table
      There were no stock appreciation rights granted during 2004. The table below sets forth the following information with respect to options granted to the named executive officers during the year ended December 31, 2004:

•	the number of shares of common stock underlying options granted during the year;

•	the percentage that those options represent of all options granted to employees during the year;

•	the exercise price;

•	the expiration date; and

•	the grant date present value.

	Number of
	Securities	% of Total
	Underlying	Options/ SARs
	Options/	Granted to
	SARs	Employees in	Exercise		Grant Date
Name	Granted (#)	Fiscal Year	Price ($/Sh)	Expiration Date	Present Value ($)(1)

William “Gus” Pagonis	0	0%	—	—	—
Charles Swinburn	5,000	2%	$13.49	June 10, 2014	$29,600
Donald D Redfearn	12,000	4%	$13.49	June 10, 2014	$71,040
R. Joseph Conklin	12,000	4%	$13.49	June 10, 2014	$71,040
Michael J. Howe	12,000	4%	$13.49	June 10, 2014	$71,040
Scott G. Williams	6,000	2%	$13.49	June 10, 2014	$35,520
Gary O. Marino(2)	0	0%	—	—	—

(1)	The fair value of each option is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants: dividend yield 0.0%; expected volatility of 46%; risk-free rate of 2.6%; and expected life of 5 years. The weighted average value of the options granted was $5.92.

(2)	Mr. Marino retired in April 2004 as Chief Executive Officer and President and ceased serving as Chairman of the Board in March 2004.
Option Exercises And Values For 2004
      The table below sets forth the following information with respect to stock options held by the named executive officers at December 31, 2004:

•	the number of shares of common stock acquired upon exercise of options during 2004;

•	the aggregate dollar value realized upon the exercise of those options;

•	the total number of exercisable and nonexercisable stock options held at December 31, 2004; and

•	the aggregate dollar value of in-the-money exercisable options at December 31, 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at December 31,		In-The-Money Options at
	Acquired		2004 (#)		December 31, 2004 ($)(1)
	on Exercise	Value
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William “Gus” Pagonis	—	$—	68,333	1,667	$332,433	$7,617
Charles Swinburn	—	$—	80,000	5,000	$326,058	$7,617
Donald D. Redfearn	—	$—	300,862	11,334	$1,363,795	$15,236
R. Joe Conklin	—	$—	95,000	26,000	$279,370	$44,260
Michael J. Howe	—	$—	24,667	2,333	$125,727	$10,663
Scott G. Williams	—	$—	32,667	1,333	$40,687	$6,093
Gary O. Marino	701,500	$9,722,851	359,804	0	$2,056,925	0

(1)	The closing sale price of our common stock on December 31, 2004, as reported by the NYSE, was $13.05 per share. Value is calculated by multiplying (a) the difference between $13.05 and each option exercise price by (b) the number of shares of our common stock underlying the option.

Long-Term Incentive Plan Awards Table
      The following table shows information on awards during 2004 for the named executive officers designated by our Compensation Committee to participate under our Long-Term Incentive Plan.
Long-Term Incentive Plan Awards in Last Fiscal Year

			Estimated Future Payouts Under Non
			Stock-Price Based Plans
	Performance or Other
	Period until Maturation		Threshold	Target	Maximum
Name	or Payment(1)		($)(1)	($)(1)	($)(1)

Charles Swinburn	01/01/04 – 12/31/06	(2)	$302,250	$403,000	$503,750
Donald D. Redfearn	01/01/04 – 12/31/06		315,750	421,000	526,250
R. Joe Conklin	01/01/04 – 12/31/06		187,500	250,000	312,500
Michael J. Howe	01/01/04 – 12/31/06		187,500	250,000	312,500
Gary O. Marino(3)	01/01/04 – 12/31/06		456,300	608,400	760,500

(1)	Under the Long-Term Incentive Plan, key executives designated by our Compensation Committee are eligible to earn a deferred cash incentive award based on our financial performance. Assuming the performance targets are met, participants in the plan are eligible to earn an award after the end of each performance period. New performance periods are expected to begin each year. The value of participations granted on January 1, 2004 will be determined by our attainment of specified improvement in our annual earnings per share. If, at the end of the applicable three-year performance cycle, we have an annual earnings per share growth of at least 8% but less than 10%, then the amount of the award that a participant will receive will be equal to 75% of his or her individual target amount. If we have an annual earnings per share growth of at least 10% but less than 12%, then the amount of the award that a participant will receive will be equal to 100% of his or her individual target amount. If we have an annual earnings per share growth of at least 12%, then the amount of the award that a participant will receive will be equal to 125% of his or her individual target amount. The individual target amount for each named executive officer designated to participate in the LTIP is equal to the base salary paid by us to the participant as of the first day of the applicable performance period. More information about the LTIP is available under “Executive Compensation — Long-Term Incentive Plan” on pages 20-21.

(2)	Dollar amounts are pro-rated at 80.6% based on Mr. Swinburn’s August 1, 2004 hire date.

(3)	Gary O. Marino resigned from the company on April 7, 2004; accordingly, the potential future payout amounts reflected above have been prorated to 75%.
Equity Compensation Plan Table
      The table below sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2004:

	Number of
	Securities to be
	Issued Upon
	Exercise of		Weighted Average	Number of Securities
	Outstanding		Exercise Price of	Remaining Available for
	Options, Warrants,		Outstanding Options,	Future Issuance Under Equity
	and Rights		Warrants, and Rights	Compensation Plans

Equity compensation plans approved by security holders	3,982,439		$10.20	2,746,370	(1)
Equity compensation plans not approved by security holders	69,141	(2)	$8.41	0
TOTAL	4,051,580		$10.17	2,746,370

(1)	The 1995 Non-Employee Director Stock Option plan, which was terminated as of December 31, 2004, had 190,500 shares available, the 1998 Executive Incentive Compensation Plan has 2,305,870 shares available and the 1995 Employee Stock Purchase Plan has 250,000 shares available. The 1998 Executive Incentive Compensation Plan shares available for issuance are calculated as disclosed in the “Shares Available for Awards” paragraph on pages 19-20 of the proxy.

(2)	Detail of this balance is as follows:

Other option agreements with employees	69,141
For more information regarding our equity compensation plans, see “Stock Options and Bonus Plans” above.
AUDIT COMMITTEE REPORT — COMPENSATION COMMITTEE
REPORT — PERFORMANCE GRAPH
      The following Report of the Audit Committee and the Report of the Compensation Committee and the Performance Graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the reports or the performance graph by reference in that filing.
REPORT OF THE AUDIT COMMITTEE
      Each of the members of the Audit Committee is a non-employee member of our Board of Directors, and our Board of Directors has made the determination that the members of our Audit Committee are independent under current NYSE and Securities and Exchange Commission rules. The Board of Directors has adopted a written charter for the Audit Committee as required by the rules of the Securities and Exchange Commission. The Audit Committee oversees our processes related to financial reporting, internal control, auditing and regulatory compliance activities on behalf of our Board of Directors. The Audit Committee also selects and makes decisions regarding the termination and replacement of our independent registered certified public accounting firm.
      Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered certified public accounting firm is responsible for auditing those financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and review these processes. Audit Committee members are not employees of RailAmerica and it is not their duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered certified public accounting firm included in their report on our financial statements. While the Audit Committee has made inquiries of management and the independent registered certified public accounting firm as to these matters, oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, while the Audit Committee has received assurances from management and the independent registered certified public accounting firm, its considerations and discussions with management and the independent registered certified public accounting firm do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States) or that our independent registered certified public accounting firm is, in fact, “independent.”
      In performing its oversight function, the Audit Committee reviewed and discussed our 2004 audited financial statements with management and the independent registered certified public accounting firm. The Audit Committee also discussed with our independent registered certified public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, which relates to the conduct of our audit, including our registered certified public accounting firm’s judgment about the quality of the accounting principles applied in our 2004 audited financial statements. The Audit Committee received the written disclosures and the letter from our independent registered certified public accounting firm required by Independence Standards Board No. 1, Independence Discussions With Audit Committees, and has discussed with our registered certified public accounting firm their independence from management and us. The Audit Committee also considered the compatibility of any non-audit services provided by our independent registered certified public accounting firm with their independence. To help assure the independence of the outside auditors, the Audit Committee selected Deloitte & Touche to perform outsourced internal audit services and to provide tax advice.
      The Audit Committee Chairman receives regular reports from the internal auditors and has regular communications with both the internal and external auditors regarding both quarterly and year-end reporting issues. On an informal basis the Chairman communicates with the members outside of meetings with regard to significant issues that need to be brought to their immediate attention. Otherwise, communication between the members is mostly during meetings.
      The Audit Committee meets with our independent registered certified public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee held 13 meetings during fiscal year 2004. Based upon the reports and discussions described in this report, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Richard Rampell, Chairman
Harold R. Curtis
Douglas R. Nichols
William “Gus” Pagonis
REPORT OF THE COMPENSATION COMMITTEE
      The Compensation Committee has responsibility for matters related to compensation, including compensation policy, approval of salaries, bonuses and other compensation for our executive officers and administration of our various compensation and stock plans.
      Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers and reward executives for achieving financial, operating and individual objectives that produce a corresponding and direct return to our stockholders in both the long-term and the short-term. The key components of our compensation program are base salary, annual and long-term incentive bonus awards and equity participation in the form of stock options and restricted stock. In arriving at specific levels of compensation for executive officers, the Compensation Committee has relied on the recommendations of management, measurement of our performance through a comparison of benchmarks against a business plan that has been previously approved by the Board of Directors, consultation with an outside, independent management compensation consulting firm and the experience of committee members and their knowledge of compensation paid by other similar transportation companies.
      The Compensation Committee seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are also entitled to customary benefits generally available to all of our employees, including group medical, dental, and life insurance and our 401(k) plan and Stock

Purchase Plan. We have employment agreements with Charles Swinburn, Chief Executive Officer, Donald D. Redfearn, President, Chief Administrative Officer and Secretary, R. Joe Conklin, Executive Vice President and Chief Operating Officer, and Michael J. Howe, Executive Vice President and Chief Financial Officer, to provide them with the employment security and severance deemed necessary by the Compensation Committee to retain them. We previously had employment agreements with Gary O. Marino, our former Chairman, Chief Executive Officer and President, and Marinus van Onselen, former Chief Executive Officer — Freight Australia, which agreements have been terminated pursuant to separation agreements.
COMPONENTS OF EXECUTIVE COMPENSATION
      BASE SALARY. In addition to complying with the requirements of the employment agreements of Messrs. Swinburn, Redfearn, Conklin and Howe, compensation for each of the executive officers for 2004 was based on the executive’s duties and responsibilities, our performance, both financial and otherwise, and the success of the executive in developing and executing our marketing, financing and strategic plans, as appropriate. Salaries for each of the executive officers were based upon recommendations from the Chief Executive Officer and subject to the review and approval of our Board of Directors.
      ANNUAL BONUS. Executive officers receive an annual cash bonus based on the degree of achievement of our financial and other objectives. Performance of executive officers is measured against an approved business plan that is adopted each year by our Board of Directors at the beginning of the year. The benchmarks measured by our Board of Directors in making its bonus determinations attributable to 2004 varied according to each executive officer’s duties and responsibilities, but included the following: earnings per share; earnings before interest expense, taxes, depreciation and amortization; return on invested capital; operating cash flow; acquisitions revenue and safety. The Board of Directors has approved, for submission to the stockholders, revised benchmarks for determining 2005 bonuses, to be based upon: earnings per share; operating cash flow; earnings before interest expense, taxes, depreciation and amortization (for non-executives) and safety (measured by FRA reportable injuries and train accidents).
      LONG-TERM INCENTIVE PLAN. In 2001, the Compensation Committee implemented the Long-Term Incentive Program, or LTIP. Executive officers designated to participate in the LTIP by the Compensation Committee can earn additional compensation awards at the end of each three-year cycle. Performance is measured against predetermined earnings per share targets for the three years, and the awards are payable to participants 50% in cash and 50% in our common stock. No amounts are payable in 2005 based on 2004 financial performance.
      RETIREMENT PLAN. The amendment to the RailAmerica, Inc. Executive Deferred Compensation Plan, which was effective January 1, 2005, discontinued further employee and employer contributions and effectively froze the plan. Except for the 401(k) plan, officers and employees no longer had an employer-based retirement plan. The Compensation Committee intends to implement a Supplemental Executive Retirement Stock Plan whereby certain designated officers and employees may be awarded rights to receive a distribution of RailAmerica common stock, subject to vesting requirements, to be distributed following retirement or termination of employment. The particulars of this supplemental stock plan are still under consideration and development.
      EQUITY AWARDS. Equity participation has, historically, been a key component of our executive compensation program. Stock options were granted to executive officers primarily based on the officer’s actual and expected contribution to our development. Options were designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of our stockholders. The number of options received by each executive officer has been based upon recommendation by the Chief Executive Officer and consultations by the Board of Directors with the management compensation consulting firm described above. Grants of restricted stock to Mr. Swinburn were determined by our Compensation Committee in consultation with the management compensation consulting firm.
      In June 2003, the company’s Board of Directors authorized the issuance of 170,650 restricted shares of common stock to approximately 75 employees. Restricted stock awards are expensed ratably over the vesting period. The restricted stock awards granted are scheduled to vest over three to five years. Grants may vest earlier upon a qualifying disability, death, retirement or change in control. This grant includes a performance element that allows vesting to accelerate when certain performance measures are met. These measures are based upon the attainment of a specific Consolidated Earnings Per Share (“EPS”) of the company as of the last day of the calendar year ending immediately preceding the applicable Vesting Date. If the measure is met for the first calendar year, then one-third of the restricted stock will vest on the first anniversary. This is true for the next two years and remains applicable for the fourth year if one of the previous years’ targets is not met. On the fifth anniversary of the grant date, any remaining balance of unvested shares will become fully vested. Unearned compensation will be recognized as compensation expense ratably over the remaining vesting periods. The restricted stock amortization and accelerated vesting expense totaled $0.5 million for the year ended December 31, 2004.
      Effective in 2005, we intend to replace the granting of stock options with grants of restricted stock and performance stock to executive officers as part of our executive compensation program, although limited awards of stock options may be available as a means of recruiting or retaining key executive officers and directors. The awards are expected to be evenly split between time vested restricted stock and performance shares which vesting will be contingent upon the achievement of specific performance goals over a three-year period.

MEMBERS OF THE COMPENSATION COMMITTEE

Ferd. C. Meyer, Jr., Chairman
Harold R. Curtis
Richard Rampell
John M. Sullivan
Compensation Committee Interlocks and Insider Participation
      The membership of the Compensation Committee of our Board of Directors in 2004 initially consisted of Ferd. C. Meyer, Jr., Chairman, John M. Sullivan and Charles Swinburn but changed as follows throughout the year:

•	Douglas R. Nichols joined the Committee in June 2004.

•	Richard Rampell replaced Charles Swinburn in June of 2004.

•	Mr. Pagonis replaced Mr. Nichols in October of 2004.

•	Mr. Curtis replaced Mr. Pagonis December of 2004.
      No member of the Compensation Committee is presently an officer or an employee of ours. Mr. Swinburn was previously on the Compensation Committee, but he resigned from the Committee before becoming an officer and employee. Mr. Pagonis briefly joined the Compensation Committee after his interim tenure as the acting chief executive officer. No executive officer of ours serves as a member of the Compensation Committee of our Board of Directors or on any entity one or more of whose executive officers serves as a member of our Board of Directors or Compensation Committee. There were no Compensation Committee interlocks during fiscal 2004.

Performance Graph
      The Securities and Exchange Commission requires us to present a line graph comparing cumulative stockholder returns on an indexed basis with the Total Return Index for a broad-based index such as the S&P 500, and either a nationally recognized industry standard or a group of peer companies selected by us. We have selected, for purposes of this comparison, the S&P Railroads. The graph is to present the shorter of five years or the period our common stock has been registered under Section 12 of the Securities Exchange Act of 1934. The graph assumes that $100 was invested on December 31, 1999 in each of our common stock, the S&P 500, the Russell 2000 and the S&P Railroads, and that all dividends were reinvested.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG RAILAMERICA, INC., THE S & P 500 INDEX, THE RUSSELL 2000 INDEX
AND THE S & P RAILROADS INDEX

	Cumulative Total Return

	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

RailAmerica, Inc.	100.00	91.60	168.87	83.73	137.80	152.40
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02
Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71
S&P Railroads	100.00	108.03	127.50	125.88	153.93	192.42

*	$100 invested on 12/31/99 in stock or index — including reinvestments of dividends. Fiscal year ending December 31.
CERTAIN TRANSACTIONS
      We entered into a Separation Agreement terminating Gary O. Marino’s employment as our Chief Executive Officer and President, effective as of April 14, 2004. His agreement provided for a $100,000 payment to him and a $3.0 million payment into his deferred compensation trust. Mr. Marino will remain eligible for performance awards under our Long-Term Incentive Program, or (LTIP), to the extent of his entire award for all performance periods to date, through and including the performance period running from January 1, 2003 through December 31, 2005. After this date, he will receive a 75% prorated portion of his performance award for the period running from January 1, 2004 through April 14, 2006, with these payments being calculated under the terms of the formula set forth in the LTIP.

      Mr. Marino will receive reimbursement for his monthly premiums to maintain medical and dental insurance for him and his qualified dependents under the company’s group health plan under the terms of “COBRA”, for a period of five (5) years. A total of 116,666 of Mr. Marino’s unvested options to purchase our shares became immediately vested and, together with 1,433,334 previously vested options, will remain exercisable until April 14, 2006, with the exception of those options granted to Mr. Marino as of January 1, 1998, which will remain exercisable until January 1, 2008. In addition, 24,918 unvested shares of restricted stock became immediately vested and free of such restrictions. Mr. Marino’s agreement contained non-competition provisions for one year. Those provisions have expired.
PROPOSAL 2.
PROPOSAL TO APPROVE AND ADOPT THE RAILAMERICA, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN
      Our Board of Directors has adopted the RailAmerica, Inc. 2005 Employee Stock Purchase Plan, authorizing the issuance of shares of our common stock. The plan is effective January 1, 2005.
      The plan is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. Stockholder approval for the plan is required in order to comply with the requirements of Section 423 of the Internal Revenue Code.
      The following is a summary of the material provisions of the RailAmerica, Inc. 2005 Employee Stock Purchase Plan, which is attached as Exhibit A to this proxy statement. You are urged to read the full text of the plan. At the annual meeting, our stockholders will be asked to approve the plan.
Purpose of the Plan
      The purpose of the plan is to provide an incentive for our employees, and the employees of our subsidiaries that are designated by our Board of Directors as eligible, to purchase our common stock and acquire a proprietary interest in RailAmerica, Inc. Approximately 230 US employees and approximately 75 Canadian employees of our approximately 1,860 employees as of January 1, 2005 participate in the plan.
Administration of the Plan
      The Compensation Committee of our Board of Directors will administer the plan. The plan vests the committee with the authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan, and to make all other determinations necessary or advisable for the administration of the plan. However, our Board of Directors may exercise that authority in lieu of the committee. The plan is required to be administered in a manner consistent with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
Participation in the Plan
      Employees of RailAmerica, Inc. and its designated subsidiaries on January 1, 2005 are eligible to participate in the plan as of that date if they are scheduled to work at least 20 hours per week and more than five months per calendar year. Individuals who become employees of RailAmerica, Inc. and its designated subsidiaries after January 1, 2005, and are scheduled to work at least twenty hours per week and more than five months per calendar year, become eligible to participate in the plan as of the first day of the first Offering Period that commences on or after the date on which the individual begins employment with RailAmerica, Inc. and its designated subsidiaries. These eligible employees may become participants in the plan by completing an enrollment agreement and filing it with us.
Offerings under the Plan
      The plan generally is implemented through a series of semi-annual, six-month offering periods, beginning on each January 1 and ending on each June 30, and beginning on each July 1 and ending on each

December 31 of each year while the plan is in effect. Shares of our stock are available for purchase under the plan on a specified exercise date within each offering period. Exercise dates are the last business day in each offering period. On the first business day of each offering period, participants are granted the option to purchase shares of our common stock on the exercise date within that offering period.
      No participant is eligible for the grant of any option under the plan if, immediately after the grant, the participant would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our subsidiaries. Additionally, no participant may be granted any option that would permit the participant to buy more than $25,000 worth of our common stock, determined at the time the option is granted, in any calendar year. Finally, no participant may purchase more than 1,500 shares of our common stock on any one exercise date.
Payroll Deductions
      The enrollment agreements that each participant must submit authorize after-tax payroll deductions from the participants’ compensation during each payroll period. Participants must elect a payroll deduction amount of at least 1%, but no more than 15%, of their compensation. A participant may change or terminate his or her payroll deductions at any time during an offering period, but may only begin payroll deductions on specified dates. All payroll deductions made for a participant are credited to his or her account under the plan and deposited with our general funds.
Exercise Price
      The exercise price per share at which shares are sold in an offering under the plan is 85% of the closing price of our common stock on the first day of the offering period or, if lower, 85% of the closing price on the exercise date. Participants pay the exercise price through accumulated payroll deductions over the offering period.
Withdrawal from the Plan
      A participant may withdraw from participation in the plan at any time by completing a withdrawal form and delivering it to us. If a participant’s employment terminates for any reason, he or she is treated as having withdrawn from the plan.
      A participant’s withdrawal is effective 10 business days or less after we receive the notice of withdrawal. All options granted to the participant under the plan, but not yet exercised, automatically terminate, and no further purchases of common stock are made for the participant’s account following the effectiveness of the participant’s withdrawal. We cease making payroll deductions for a participant’s account beginning with the first payroll period that starts after the effectiveness of the participant’s withdrawal, and we refund any accumulated payroll deductions that are not used to purchase stock under the plan.
      After a participant withdraws, or is treated as having withdrawn, the participant is not permitted to participate again in the plan until the entry date that is at least twelve months after the participant’s date of withdrawal. In order to rejoin the plan, former participants must submit a new enrollment agreement.
Restrictions on Transfer; No Stockholder Rights
      No plan contributions or options granted under the plan are assignable or transferable, other than by will or by the laws of descent and distribution or as provided under the plan. During the lifetime of a participant, an option is exercisable only by the participant. A participant does not have any interest or voting rights in shares covered by his or her option until the option has been exercised.
Duration, Termination, and Amendment of the Plan
      The plan will terminate following the last exercise date before the 10th anniversary of the effective date, or if sooner, on the date on which all shares reserved for issuance under the plan have been sold. Additionally, our Board of Directors may terminate the plan earlier. The Board or the Committee may amend the plan at any time. However, no amendment may change any option in a way that adversely affects the rights of the holder of the option, no amendment may in any way cause rights issued under the plan to fail to meet the requirements for employee stock purchase plans under Section 423 of the Internal Revenue Code, and no amendment may cause the plan to fail to comply with Rule 16b-3 of the Exchange Act.
Shares Reserved under the Plan
      250,000 shares of our common stock are reserved for issuance over the term of the plan. If any option granted under the plan expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the plan.
Effect of Certain Corporate Events
      The plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.
      Under circumstances of our dissolution or liquidation, the offering period in progress will terminate immediately prior to the consummation of such proposed action, unless the Committee determines otherwise. In the event of a merger or a sale of all or substantially all of our assets, each option under the plan will be assumed or an equivalent option will be substituted by the successor corporation, unless the committee accelerates the date on which the options may be exercised.
New Plan Benefits
      We are not able to determine the dollar value and number of any additional plan benefits which will be received by or allocated to any of our executive officers, our current executive officers, as a group, or employees who are not executive officers, as a group, because participation in the plan and the rate of withholding is voluntary and determined by each eligible person in his or her sole discretion. The adoption of the plan will not result in any new benefits to the current directors who are not executive officers, as a group, including nominees for election as a director, because those persons are not eligible to participate in the plan.
Federal Income Tax Effects
      Options granted under the plan are intended to qualify for favorable federal income tax treatment to our employees under Sections 421 and 423 of the Internal Revenue Code. Employee contributions are made on an after-tax basis. A participant would not realize a capital gain or capital loss on common stock purchased under the plan until the participant sells his or her shares of common stock. If a participant disposes of shares two years or more after the date of the beginning of the offering period when the shares were acquired, and more than one year after the shares were purchased, the participant would recognize as ordinary income the lesser of (i) the excess of the fair market value of the shares on the date of sale over the price paid, or (ii) the discount of the fair market value of the shares at the beginning of the offering period. Additionally, the participant would recognize a long-term capital gain or loss, within the meaning of the Internal Revenue Code, equal to the difference between the amount realized from the sale of the shares and the participant’s basis. The participant’s basis would be the purchase price plus any amount taxed as ordinary compensation income.
      If a participant disposes of shares within two years of the date of the beginning of the offering period during which the shares were purchased, or within one year after the shares were purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss, within the meaning of the Internal Revenue Code, equal to the difference between the amount realized from the sale of the shares and the participant’s basis. The participant’s basis would be the purchase price plus the amount taxed as ordinary compensation income. If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss.

      The company does not receive an income tax deduction upon either the grant of the option or a participant’s exercise of the option, but generally does receive a deduction equal to the ordinary compensation income that the participant is required to recognize as a result of the disposition of the shares if the participant disposes of the shares within two years of the date of the beginning of the offering period when the shares were acquired, or within one year after the shares are purchased.
      On April 13, 2005, the last trading day prior to the filing, printing and mailing of this proxy statement, the last reported sale price per share of RailAmerica, Inc. common stock on the New York Stock Exchange was $11.14.
      Approval of the proposed plan requires the affirmative vote of the holders of a majority of all shares present, either in person or by proxy, at the annual meeting.
      Our Board of Directors unanimously recommends stockholders vote “FOR” the RailAmerica, Inc. 2005 Employee Stock Purchase Plan.
PROPOSAL 3.
PROPOSAL TO APPROVE AND ADOPT THE SECOND AMENDMENT TO THE
RAILAMERICA, INC. 1998
EXECUTIVE INCENTIVE COMPENSATION PLAN
Background and Purpose
      We have in effect our 1998 Executive Incentive Compensation Plan, or the 1998 Plan, which was adopted by our Board of Directors in April 1998 and ratified by our stockholders on June 18, 1998. On April 13, 2000, our Board of Directors adopted amendments to the 1998 Plan. These amendments were ratified by our stockholders on June 22, 2000.
      On December 4, 2004, our Board of Directors adopted an amendment, or the Second Amendment, to the 1998 Plan and recommended that it be submitted to our stockholders for their approval at the annual meeting. The Second Amendment details performance criteria that may be used by the Compensation Committee of our Board of Directors as a condition to the vesting and payment of certain awards granted under the 1998 Plan to some of our executive officers. The Second Amendment is being submitted to our stockholders for their approval for purposes of compliance with exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, which are further described below. If the Second Amendment is not approved by our stockholders, we may be unable to deduct for federal tax purposes some or all of the value of certain awards that may be granted to some of our executive officers.
      Section 162(m) of the Code limits the amount of compensation we may annually deduct for federal tax purposes for each “covered employee” (as defined in Section 162(m)). Section 162(m), however, does not generally limit the deduction of compensation that qualifies as “performance-based compensation”. Compensation may qualify as “performance-based compensation” for purposes of Section 162(m) if, among other conditions, the vesting and payment of the compensation is contingent upon the achievement of pre-established performance goals that are set with reference to performance criteria that have been approved by stockholders. Under Section 162(m), this performance criteria generally must be submitted to and approved by stockholders at least every five years. The performance criteria that may be used with respect to some awards granted under the 1998 Plan (as more fully described below) were last approved by our stockholders in 2000. Accordingly, in order to comply with Section 162(m), we have adopted the Second Amendment and are submitting it for approval to our stockholders for approval.

      The Second Amendment provides that the following performance criteria may be used as a condition to the vesting and payment of some awards granted under the 1998 Plan to “covered employees”:

(1) total stockholder return;

(2) total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as the Standard & Poor’s 500 Stock Index or the S&P Specialty Retailer Index;

(3) net income;

(4) pretax earnings;

(5) earnings before interest expense, taxes, depreciation and amortization;

(6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

(7) operating margin;

(8) earnings per share;

(9) return on equity;

(10) return on capital;

(11) return on investment;

(12) operating earnings;

(13) working capital or inventory;

(14) ratio of debt to stockholders’ equity;

(15) operating cash flow; and

(16) the number or frequency of FRA reportable injuries and FRA reportable train accidents.
      The effective date of the Second Amendment is December 4, 2004. However, the Second Amendment will be immediately canceled and voided if our stockholders do not approve it.
      The material features of the 1998 Plan are outlined below. The summary is not complete, however, and you should read this description together with the complete text of the 1998 Plan and the proposed Second Amendment, which are attached to this proxy statement as Appendix B and C, respectively. We urge you to read the actual text of the 1998 Plan and the Second Amendment in their entirety.
Purpose
      The 1998 Plan provides for grants of stock options, SARs, restricted stock, performance shares and/or phantom stock units that may be settled in cash or stock. The purpose of the 1998 Plan is to provide a means through which we and our subsidiaries may attract key personnel to enter into and remain in our employ, as well as to provide a means whereby those key persons upon whom the responsibilities of our successful administration and management rest, and whose present and potential contributions to our welfare are of importance, can acquire and maintain stock ownership. We believe this stock ownership strengthens the commitment of these participants to our welfare and promotes the mutuality of interests between these participants and our stockholders. A further purpose of the 1998 Plan is to provide participants with additional incentive and reward opportunities designed to enhance our profitable growth, and provide participants with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.
Administration
      The 1998 Plan is required to be administered by the Compensation Committee of our Board of Directors or such other committee as may be designated by our Board of Directors consisting of at least two directors who are each a “disinterested person” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” for purposes of Section 162(m) of the Code. For purposes of the description of the 1998 Plan appearing in this proxy statement, the “committee” will mean this committee or our entire Board of Directors when the Board determines to act in its entirety to the extent allowed by the terms of the 1998 Plan. The Compensation Committee of our Board of Directors has been appointed as the committee to administer the 1998 Plan. Subject to the terms of the 1998 Plan, the committee is authorized to do the following:

•	select persons eligible to receive awards under the 1998 Plan;

•	determine the type and number of awards to be granted and the number of shares of our common stock to which these awards will relate;

•	specify times at which awards will be exercisable (including performance conditions that may be required as a condition of this exercisability);

•	set other terms and conditions of awards;

•	prescribe forms of award agreements;

•	interpret and specify rules and regulations relating to the 1998 Plan; and

•	make all other decisions and determinations as the committee may deem necessary or advisable for the administration of the 1998 Plan.
Shares Available for Awards
      The number of shares of our common stock that will be reserved for the grant of awards under the 1998 Plan will be equal to the sum of:

(i) 15% of the number of shares of our common stock that are outstanding as of April 15, 2000, plus

(ii) 15% of the number of shares of our common stock issued after April 15, 2000 (including any shares issued as a result of conversions of our preferred stock and/or debt obligations into shares of our common stock), plus

(iii) the number of shares of our common stock that are surrendered in payment of any awards or any tax withholding with regard thereto, minus

(iv) the number of shares that were subject to outstanding awards under our pre-existing equity plan on April 15, 2000.
      As of the Record Date, an aggregate of 5,509,188 shares of our common stock was reserved for issuance under the 1998 Plan and awards to exercise 2,783,459 options to purchase shares of our common stock have been granted and are outstanding under the 1998 Plan. The shares of common stock acquired upon the exercise of awards granted under the 1998 Plan will be reserved shares of common stock. Our stockholders do not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 1998 Plan. If any award granted under the 1998 Plan should be surrendered, terminate, expire or be forfeited, the shares of common stock subject to these awards will be released and will again be available for the grant of new awards under the 1998 Plan.
      The committee is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our common stock or other property), recapitalization, stock split, reorganization, merger, consolidation, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility
      The persons eligible to receive awards under the 1998 Plan are our and our subsidiaries’ officers, directors and full-time employees. As of the record date, approximately 1,875 persons were eligible to participate in the 1998 Plan.
Stock Options and SARs
      The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights, or SARs, entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the committee, but must not be less than the fair market value of a share of our common stock on the date of grant in the case of ISOs and SARs or less than the par value per share of our common stock in the case of non-qualified stock options.
      For purposes of the 1998 Plan, the term “fair market value” means the following:

(i) the average, on the date of grant, of the high and low price of our common stock on the principal national securities exchange on which our common stock is traded, if our common stock is then traded on a national securities exchange;

(ii) the last reported sale price, on the date of grant, of our common stock on the Nasdaq National Market, if our common stock is not then traded on a national securities exchange; or

(iii) the closing bid price (or average of bid prices) last quoted (on the date of grant) by an established quotation system for over-the-counter securities, if our common stock is not reported on the Nasdaq National Market.
      However, if our common stock is not publicly traded at the time an award is granted under the 1998 Plan, “fair market value” will be deemed to be the fair market value of our common stock as determined by the committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of our common stock in any private transactions negotiated at arm’s length.
      SARs may be granted in tandem with or independent of grants of stock options. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the committee, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash and/or shares of our common stock, or, in the discretion of the committee, either in other property having a fair market value equal to the exercise price or by delivering to us a copy of irrevocable instructions to a stockbroker to deliver promptly to us an amount of sale or loan proceeds sufficient to pay the exercise price.
Restricted and Deferred Stock
      The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock which may not be sold or disposed of, and which may be forfeited in the event of specified terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of our stockholders generally, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of specified terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents
      The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards or otherwise as specified by the committee.
Bonus Stock and Awards in Lieu of Cash Obligations
      The committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 1998 Plan or other plans or compensatory arrangements, subject to those terms as the committee may specify.
Other Stock-Based Awards
      The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. These awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the committee, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The committee determines the terms and conditions of these awards.
Performance Awards, Including Annual Incentive Awards
      The right of a participant to exercise or receive a grant or settlement of an award, and the timing of these awards, may be subject to those performance conditions (including subjective individual goals) as may be specified by the committee. In addition, the 1998 Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares of our common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards and annual incentive awards granted to persons whom the committee expects will be “covered employees” for the applicable year will be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by the company under Section 162(m) if intended by the committee. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our four highest compensated officers as of the end of a taxable year. Subject to the requirements of the 1998 Plan, the committee will determine performance award and annual incentive award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of these levels of performance, termination and forfeiture provisions and the form of settlement.
      In granting annual incentive or performance awards, the committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of the following business criteria described in the 1998 Plan:

(1) total stockholder return;

(2) total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the S&P Specialty Retailer Index;

(3) net income;

(4) pretax earnings;

(5) earnings before interest expense, taxes, depreciation and amortization;

(6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

(7) operating margin;

(8) earnings per share;

(9) return on equity;

(10) return on capital;

(11) return on investment;

(12) operating earnings;

(13) working capital or inventory; and

(14) ratio of debt to stockholders’ equity.
      If the Second Amendment is approved by our stockholders, the committee may use, in addition to these criteria, operating cash flow and the number or frequency of FRA reportable injuries and FRA reportable train accidents in establishing performance goals. During the first 90 days of a fiscal year or performance period, the committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise.
      After the end of each fiscal year or performance period, the committee will determine the amount of any pools and the maximum amount of potential annual incentive or performance awards payable to each participant in the pools and the amount of any other potential annual incentive or performance awards payable to participants in the 1998 Plan. The committee may, in its discretion, determine that the amount payable as an annual incentive or performance award will be reduced from the amount of any potential award.
Other Terms of Awards
      Awards may be settled in the form of cash, shares of our common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with those terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of our common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 1998 Plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1998 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
      Awards under the 1998 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the 1998 Plan, awards under our other plans, or other rights to payment from us, and may grant awards in addition to and in tandem with these other awards, rights or other awards.
Acceleration of Vesting; Change in Control
      The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and this accelerated exercisability, lapse, expiration and vesting will occur automatically in the case of a “change in control” of our company. In addition, the committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, if the committee so determines, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined “change in control price,” which will be the higher of the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all of our assets, or the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.
      For purposes of the 1998 Plan, the term “change in control” generally means any of the following:

(a) approval by stockholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately after this transaction, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding, voting securities, or a liquidation or dissolution of the company or the sale of all or substantially all of the assets of the company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

(b) a change in the composition of our Board of Directors such that the persons constituting our Board of Directors on the date the award is granted, and subsequent directors approved by this incumbent Board or approved by these subsequent directors, cease to constitute at least a majority of our Board of Directors, or

(c) the acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of a “controlling interest” which is defined as more than 50% of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors excluding, for this purpose, any acquisitions by us or our subsidiaries, any person, entity or “group” that as of the date on which the award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a controlling interest or any of our or our subsidiaries’ employee benefit plans.
Amendment and Termination
      Our Board of Directors may amend, alter, suspend, discontinue or terminate the 1998 Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if this approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 1998 Plan which might increase the cost of the 1998 Plan. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems this approval advisable. Unless earlier terminated by our Board of Directors, the 1998 Plan will terminate at that time as no shares of our common stock remain available for issuance under the 1998 Plan and we have no further rights or obligations with respect to outstanding awards under the 1998 Plan.
Federal Income Tax Consequences of Awards of Options
      The following is a brief description of the federal income tax consequences generally arising with respect to awards of options under the 1998 Plan.
      The grant of an option gives rise to no tax consequences for the participant or us. The exercise of an option has different tax consequences depending on whether the option is an ISO or a non-qualified option. On exercising an ISO, the participant recognizes no income for regular income tax purposes, but the option spread is taken into account in computing liability for the alternative minimum tax. On exercising a non-qualified option, the participant recognizes ordinary income equal to the excess, on the date of exercise, of the fair market value of the common stock acquired on exercise of the option and the exercise price.
      The disposition of shares of common stock acquired on exercise of an option may have different tax consequences depending on whether the option is an ISO or a non-qualified option. On a disposition of shares of common stock acquired on exercise of an ISO before the participant has held those shares for at least two years from the date the option was granted and at least one year from the date the option was exercised, the participant recognizes ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise of the ISO over the exercise price and the excess of the amount realized on the disposition of those shares over the exercise price. On a disposition of shares of common stock acquired on the exercise of a non-qualified option or on exercise of an ISO when the above-described ISO holding periods have been met, the participant will recognize capital gain or loss equal to the difference between the sales price and the participant’s tax basis in the shares of common stock. That gain or loss will be long-term if the shares of common stock have been held for more than one year as of the date of disposition. The participant’s tax basis in the shares of common stock generally will be equal to the exercise price of the option plus the amount of any ordinary income recognized in connection with the option.
      Section 409A of the Code provides that participants in specified “deferred compensation” arrangements will be subject to immediate taxation and will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options may be considered “deferred compensation” for purposes of Section 409A unless specified requirements are met. We expect that options granted under the 1998 Plan will meet these requirements and will thus not be subject to Section 409A, but we cannot assure any participant that this will in fact be the case.
      We generally will be entitled to a tax deduction equal to the amount that the participant recognizes as ordinary income in connection with an option. We are not entitled to a tax deduction relating to any amount that constitutes a capital gain for a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of common stock for the ISO holding periods prior to disposing of the shares.
      Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation in excess of $1.0 million paid in any taxable year to our chief executive officer or any of its other four highest compensated officers. Compensation that qualifies as “performance-based compensation”, however, is excluded from the $1.0 million deductibility cap. We intend that options and other awards granted to employees whom the committee expects to constitute the above-described “covered employees” at the time a deduction arises in connection with the awards qualify as “performance-based compensation” so that deductions with respect to options and other awards will not be subject to the $1.0 million cap under Section 162(m). Future changes in Section 162(m) or the applicable regulations may adversely affect our ability to ensure that options or other awards under the 1998 Plan will qualify as “performance based compensation” so that deductions are not limited by Section 162(m).
      Section 280G of the Code provides special rules in the case of golden parachute payments. Those rules could apply if, on a change in control of our company, the acceleration of options or other awards held by a participant that is an officer, director or highly-compensated individual with respect to us, and any other compensation paid to the participant that is contingent on change in control of our company or a substantial portion of our assets and have a present value of at least three times the participant’s average annual compensation from us over the prior five years. In that event, the contingent compensation that exceeds the participant’s average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, is not deductible by us and is subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the participant.
      The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the 1998 Plan. The discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 1998 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. We urge all participants in the 1998 Plan to consult a tax adviser as to the tax consequences of participation.
Prior Grants of Options
      As of the record date, options to purchase an aggregate of 3,484,251 shares of our common stock had been granted under the 1998 Plan to approximately 260 of our employees. The options granted under the 1998 Plan have exercise prices ranging from $3.50 to $14.45 and have terms of ten years.
      The following table indicates, as of the record date, information regarding options that have been granted under the 1998 Plan to the persons and groups indicated.

	Number of		Value of
	Shares		Option at
	Subject to	Exercise Price	March 28,
Name and Position	Options	per Share	2005(1)

Charles Swinburn, CEO(2)	0	0	—
Donald D. Redfearn, President and CAO	485,000	$6.50-$13.49	—
R. Joe Conklin, EVP and COO	121,000	$7.75-$13.49	—
Michael J. Howe, EVP and CFO	49,000	$6.50-$13.49	—
Scott G. Williams, SVP and General Counsel	40,000	$8.48-$14.16	—
All current executive officers as a group	1,200,663	$3.50-$14.29	—
All current directors who are not executive officers as a group(3)	—	—	—
All employees as a group, other than executive officers	3,484,251	$3.50-$14.45	—

(1)	The closing sale price of the Common Stock on March 28, 2005 was $12.65 per share. Value is calculated by multiplying (i) the difference between the $12.65 and the option exercise price by (ii) the number of shares of Common Stock underlying the option.

(2)	To date Mr. Swinburn has received no options under the 1998 Plan.

(3)	Non-employee directors were granted their options under the 1995 Non-Employee Director Stock Option Plan, which has been terminated, but they will, in the future, participate in the 1998 Executive Incentive Compensation Plan, as amended.
      We believe that awards granted under the 1998 Plan will be granted primarily to those persons who possess a capacity to contribute significantly to our successful performance. Because persons to whom awards may be made are to be determined from time to time by the committee in its discretion, it is impossible at this time to indicate the precise number, names or positions of persons who will receive awards after the record date or the nature and terms of these awards.
      Our Board of Directors unanimously recommends a vote “FOR” approval of the proposal to approve and adopt the Second Amendment to the RailAmerica, Inc. 1998 Executive Incentive Compensation Plan.
OTHER BUSINESS
      Our Board of Directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
      We intend to retain PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for 2005. PricewaterhouseCoopers LLP has served as our independent registered certified public accounting firm since prior to our initial public offering in 1992.
      Representatives of PricewaterhouseCoopers LLP will attend the meeting and will be available to respond to questions from our stockholders. The representatives do not intend to make a statement.
      Our Audit Committee requires that management obtain the prior approval of the committee for all audit and permissible non-audit services to be provided by PricewaterhouseCoopers. The Audit Committee considers and approves at each meeting, as needed, anticipated audit and permissible non-audit service to be provided by PricewaterhouseCoopers during the year and estimated fees. The Audit Committee Chairman may approve permissible non-audit services up to $100,000 with subsequent notification to the full Audit Committee. All services rendered to us by PricewaterhouseCoopers in 2004 were pre-approved in accordance with these procedures.
      The fees billed by PricewaterhouseCoopers LLP for services rendered to us and our subsidiaries in 2004 were as follows:

Audit Fees
      For professional services rendered in connection with the audit of our annual financial statements and reviews of our quarterly financial statements $1.0 million for the fiscal year ended December 31, 2004, and $0.6 million for the fiscal year ended December 31, 2003. The 2004 audit fees include approximately $0.2 million of estimated fees because the final terms and fees for the 2004 audit have not yet been finalized.

Audit Related Fees
      For the audits of our benefit plans and consultations on accounting matters $0.1 million for the fiscal year ended December 31, 2004, and $0.1 million for the fiscal year ended December 31, 2003.

Tax Fees
      For tax services $0.00 for the fiscal year ended December 31, 2004, and $0.00 for the fiscal year ended December 31, 2003.

All Other Fees
      For services other than those described above $0.00 for consulting services at Freight Australia during the fiscal year ended December 31, 2004, $122,283 for the fiscal year ended December 31, 2003.
      The Audit Committee believes that the provision of the services described above under “All Other Fees” was compatible with maintaining independence of PricewaterhouseCoopers LLP.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS
      Stockholders interested in presenting a proposal for consideration at our 2006 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received by our Corporate Secretary no later than December 31, 2005. Any stockholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than December 31, 2005, or that proposal will be considered untimely. If a stockholder proposal is received after March 15, 2006, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2006 annual meeting of stockholders.

By order of the Board of Directors

CHARLES SWINBURN
Chief Executive Officer
Boca Raton, Florida
April 15, 2005

EXHIBIT A
RAILAMERICA, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

RAILAMERICA, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

i

		Page

15.	Administration	7
	(a) Committee	7
	(b) Requirements of Exchange Act	7
16.	Amendment, Suspension, and Termination of the Plan	7
	(a) Amendment of the Plan	7
	(b) Suspension of the Plan	8
	(c) Termination of the Plan	8
17.	Notices	8
18.	Expenses of the Plan	8
19.	No Employment Rights	8
20.	Applicable Law	8
21.	Additional Restrictions of Rule 16b-3	8
22.	Effective Date	8

ii

RAILAMERICA, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN
      1. Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.
      2. Definitions.

(a) “Applicable Percentage” means, with respect to each Offering Period, eighty-five percent (85%), unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen (15) days prior to the Offering Date thereof.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d) “Committee” means the Compensation Committee of the Board.

(e) “Common Stock” means the Company’s common stock, par value $.001 per share.

(f) “Company” means RailAmerica, Inc., a Delaware corporation.

(g) “Compensation” means, with respect to each Participant for each pay period, the full base salary paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) overtime pay, (ii) bonuses or commissions, (iii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iv) any automobile or relocation allowances (or reimbursement for any such expenses), (v) any amounts paid as a starting bonus or finder’s fee, (vi) any amounts realized from the exercise of any stock options or incentive awards, (vii) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (viii) other similar forms of extraordinary compensation.

(h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(j) “Employee” means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than five (5) months in any calendar year, and who is not an owner of five percent (5%) or more of all outstanding Common Stock on a fully diluted basis (i.e., after taking into account outstanding stock options and other Common Stock equivalents).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Exercise Date” means the last Trading Day of each Offering Period.

(m) “Exercise Price” means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 7(b).

(n) “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).

(o) “First Offering Date” means the first Trading Day on or after January 1, 2005.

(p) “Offering Date” means the first Trading Day of each Offering Period.

(q) “Offering Period” means, subject to adjustment as provided in Section 4(b), the semi-annual periods during which the Company’s Common Stock will be offered under the Plan, beginning on the first Trading Day on or after each January 1 and July 1, and ending on the last Trading Day on or before the immediately following June 30 or December 31 of each year while the Plan is in effect.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Participant” means an Employee who has elected to participate in the Plan by filing a subscription agreement with the Company as provided in Section 5 hereof.

(t) “Plan” means this RailAmerica, Inc. 2005 Employee Stock Purchase Plan.

(u) “Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) or 6(g)(ii) hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

(v) “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(w) “Trading Day” means a day on which the national stock exchanges and the Nasdaq system are open for trading.
      3. Eligibility.

(a) First Offering Date. Any individual who is an Employee as of the First Offering Date shall be eligible to become a Participant as of the First Offering Date.

(b) Subsequent Offering Dates. Any individual who is an Employee as of the Offering Date of a given Offering Period shall be eligible to become a Participant as of that Offering Date.
      4. Offering Periods.

(a) In General. The Plan shall generally be implemented by a series of successive Offering Periods, with purchases of Common Stock occurring on each Exercise Date.

(b) Changes by Committee. The Committee shall have the power to make changes to the duration and/or the frequency of Offering Periods with respect to future offerings, if any such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected. In addition, the Committee may shorten the duration of any Offering Period then in progress, if such change is announced at least thirty (30) days prior to the date on which the Committee proposes that the Offering Period terminate.
      5. Participation.

(a) Entry Dates. Employees meeting the eligibility requirements of Section 3(b) hereof after the First Offering Date may elect to participate in the Plan commencing on any Offering Date by completing a subscription agreement on the form provided by the Company and filing the subscription agreement with the Company on or prior to such Offering Date, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given offering.

(b) Special Rule for First Offering Date. All Employees who are eligible as of the First Offering Date may elect to participate in the Plan commencing as of the First Offering Date by completing a subscription agreement on the form provided by the Company and filing the subscription agreement with the Company on or prior the deadline prescribed by the Company for initial enrollment.

      6. Plan Contributions.

(a) Contribution by Payroll Deduction. Except as otherwise authorized or required by the Committee, all contributions to the Plan shall be made only by payroll deductions. The Committee may, but need not, permit Participants to make after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions of Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

(b) Payroll Deduction Election on Subscription Agreement. At the time a Participant files the subscription agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 15% of the Participant’s Compensation. The amount of payroll deductions specified by a Participant may be expressed as a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant’s Compensation, or as a specific whole dollar amount on each payroll date (provided that the dollar amount is not equal to less than 1% or more than 15% of the Participant’s Compensation on the payroll date).

(c) Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan shall commence with the earliest administratively practicable payroll period that begins on or after the Offering Date with respect to which the Participant files a subscription agreement in accordance with Section 5.

(d) Automatic Continuation of Payroll Deductions. Unless a Participant elects otherwise prior to the Exercise Date of an Offering Period, the Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for the immediately succeeding Offering Period as was in effect for the Participant immediately prior to the commencement of the succeeding Offering Period.

(e) Change of Payroll Deduction Election. A Participant may decrease or increase the rate or amount of his or her payroll deductions during an Offering Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new subscription agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Offering Period. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount shall be effective as of the earliest administratively practicable payroll period that begins on or after the date the Committee receives the new subscription agreement. Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a).

(f) Automatic Changes in Payroll Deduction. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 7(d) hereof, or any other applicable law, a Participant’s payroll deductions may be decreased, including to 0%, at such time during any Offering Period that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate provided in the Participant’s subscription agreement at the beginning of the following Offering Period which is scheduled to end in the following calendar year, unless the Participant terminates participation as provided in Section 13(a).

      7. Grant of Option.

(a) Shares of Common Stock Subject to Option. On each Offering Date, subject to the limitations set forth in Section 7(d) and this Section 7(a), a Participant shall be granted an option to purchase on the Exercise Date of the Offering Period (at the Exercise Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares a Participant may purchase on any Exercise Date shall be One Thousand Five Hundred (1,500) shares.

(b) Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date.

(c) Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee in its discretion; provided, that if there is a public market for the Common Stock, the Fair Market Value per share shall be either (i) in the event the Common Stock is listed on a stock exchange, the closing price of the Common Stock on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, (ii) the closing price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System, (iii) if such price is not reported, the average of the bid and asked prices for the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq, or (iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of the Common Stock as determined by the Committee using any reasonable means.

(d) Limitation on Option that may be Granted. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(e) No Rights as Shareholder. A Participant will have no interest or voting right in shares covered by his option until such option has been exercised.
      8. Exercise of Options.

(a) Automatic Exercise. A Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. No fractional shares shall be purchased for any Participant’s account. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

(b) Carryover of Excess Contributions. Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date, or which is insufficient to purchase a full share of Common Stock, shall remain in the Participant’s account, and be carried over to the next Offering Period, unless the Participant withdraws from participation in the Plan or elects to withdraw his or her account balance in accordance with Section 10(c).

      9. Issuance of Shares.

(a) Delivery of Shares. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account for the benefit of each Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of the Participant’s option.

(b) Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

(c) Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

(d) Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.
      10. Participant Accounts.

(a) Bookkeeping Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions, options issued, and shares purchased under the Plan. However, all Plan Contributions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

(b) Participant Account Statements. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

(c) Withdrawal of Account Balance Following Exercise Date. A Participant may elect at any time within the first thirty (30) days following any Exercise Date, or at such other time as the Committee may from time to time prescribe, to receive in cash any amounts carried-over in accordance with Section 8(b). An election under this Section 10(c) shall not be treated as a withdrawal from participation in the Plan under Section 13(a).
      11. Designation of Beneficiary.

(a) Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.

(b) Change of Designation. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      12. Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).
      13. Withdrawal; Termination of Employment.

(a) Withdrawal. A Participant may withdraw from the Plan at any time by giving written notice to the Company. Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to the Participant’s account, if any, and not yet invested in Common Stock, will be paid to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. The Participant’s unexercised options to purchase shares pursuant to the Plan automatically will be terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a).

(b) Effect of Withdrawal on Subsequent Participation. A Participant’s withdrawal from an Offering Period will not have any effect upon the Participant’s eligibility to participate in succeeding Offering Periods or in any similar plan which may hereafter be adopted by the Company. However, the Former Participant must submit a new subscription agreement in order to again become a Participant, in accordance with Section 5(a).

(c) Termination of Employment. Upon termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 11, and the Participant’s option to purchase shares under the Plan will automatically terminate.
      14. Common Stock Available under the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 250,000 shares. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b) Adjustments Upon Changes in Capitalization; Corporate Transactions.

i. If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

ii. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

iii. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a). For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock in the Sale Transaction.

iv. In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.
      15. Administration.

(a) Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons. The Committee is authorized, in its discretion, to delegate authority granted to it hereunder.

(b) Requirements of Exchange Act. Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.
      16. Amendment, Suspension, and Termination of the Plan.

(a) Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation), the Company shall obtain shareholder approval of any such amendment.

(b) Suspension of the Plan. The Board or the Committee may, as of the close of any Exercise Date, suspend the Plan; provided, that the Board or Committee provides notice to the Participants at least five (5) business days prior to the suspension. The Board or Committee may resume the normal operation of the Plan as of any Exercise Date; provided further, that the Board or Committee provides notice to the Participants at least twenty (20) business days prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period. Participants shall have the right to withdraw carryover funds provided in Section 10(c) throughout any suspension period. The Plan shall resume its normal operation upon termination of a suspension period.

(c) Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:

i. the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

ii. such date as is determined by the Board in its discretion; or

iii. the last Exercise Date immediately preceding the tenth (10th) anniversary of the Plan’s effective date.
      In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.
      17. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
      18. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.
      19. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.
      20. Applicable Law. The internal laws of the State of Florida shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.
      21. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
      22. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.

EXHIBIT B
RAILAMERICA, INC.

1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

RAILAMERICA, INC.
1998 Executive Compensation Plan

1.	Purpose	1
2.	Definitions	1
3.	Administration	3
	(a) Authority of the Committee	3
	(b) Manner of Exercise of Committee Authority	3
	(c) Limitation of Liability	4
4.	Stock Subject to Plan	4
	(a) Limitation on Overall Number of Shares Subject to Awards	4
	(b) Application of Limitations	4
5.	Eligibility; Per-Person Award Limitations	4
6.	Specific Terms of Awards	4
	(a) General	4
	(b) Options	5
	(c) Stock Appreciation Rights	5
	(d) Restricted Stock	6
	(e) Deferred Stock	7
	(f) Bonus Stock and Awards in Lieu of Obligations	7
	(g) Dividend Equivalents	7
	(h) Other Stock-Based Awards	7
7.	Certain Provisions Applicable to Awards	8
	(a) Stand-Alone, Additional, Tandem, and Substitute Awards	8
	(b) Term of Awards	8
	(c) Form and Timing of Payment Under Awards; Deferrals	8
	(d) Exemptions from Section 16(b) Liability	8
8.	Performance and Annual Incentive Awards	9
	(a) Performance Conditions	9
	(b) Performance Awards Granted to Designated Covered Employees	9
	(c) Annual Incentive Awards Granted to Designated Covered Employees	10
	(d) Written Determinations	11
	(e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m)	11
9.	Change in Control	11
	(a) Effect of “Change in Control.”	11
	(b) Definition of “Change in Control	12
	(c) Definition of “Change in Control Price.”	12
10.	General Provisions	12
	(a) Compliance With Legal and Other Requirements	12
	(b) Limits on Transferability; Beneficiaries	12
	(c) Adjustments	13
	(d) Taxes	13
	(e) Changes to the Plan and Awards	13
	(f) Limitation on Rights Conferred Under Plan	14
	(g) Unfunded Status of Awards; Creation of Trusts	14
	(h) Nonexclusivity of the Plan	14
	(i) Payments in the Event of Forfeitures; Fractional Shares	14
	(j) Governing Law	15
	(k) Awards Under Preexisting Plans	15
	(l) Plan Effective Date and Stockholder Approval; Termination of Plan	15

i

RAILAMERICA, INC.
1998 Executive Incentive Compensation Plan
      1. Purpose. The purpose of this 1998 Executive Incentive Compensation Plan (the “Plan”) is to assist RAILAMERICA, INC. (the “Company”) and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company. This Plan is intended to supersede the Company’s 1995 Stock Incentive Plan (the “Preexisting Plan”).
      2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Change in Control” means Change in Control as defined with related terms in Section 9 of the Plan.

(g) “Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist of at least two Directors, and each member of which shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee Directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(j) “Corporate Transaction” means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(l) “Deferred Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(m) “Director” means a member of the Board.

(n) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(o) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(p) “Effective Date” means the effective date of the Plan, which shall be [April 1, 1998].

(q) “Eligible Person” means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(t) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(u) “Incentive Stock Option” or “ISO” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(w) “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(x) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(y) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(z) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(aa) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(bb) “Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board.

(cc) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(dd) “Preexisting Plan” means the Company’s 1995 Stock Incentive Plan.

(ee) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(ff) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act

(gg) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(hh) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(ii) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.
      3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

      4. Stock Subject to Plan.

(a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 930,000 plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto, minus (iii) the number of shares that then are subject to outstanding Awards or awards under the Preexisting Plan. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed 930,000 shares.

(b) Application of Limitations. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
      5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 400,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $1,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $2,000,000.
      6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

A. the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

B. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee and the Board each is authorized to grant SAR’s to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a “Limited SAR” that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the

Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

(ii) Other Terms. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board at the time of the Award, upon termination of a Participant’s employment during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board, upon termination of a Participant’s employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant’s Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

(g) Dividend Equivalents. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

(h) Other Stock-Based Awards. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

      7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

      8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

(b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; and (14) ratio of debt to stockholders’ equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as “performance-based compensation” under Code Section 162(m).

(iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

(e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
      9. Change in Control.

(a) Effect of “Change in Control.” If and to the extent provided in the Award, in the event of a “Change in Control,” as defined in Section 9(b), the following provisions shall apply:

(i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, subject only to applicable restrictions set forth in Section 10(a) hereof;

(ii) Limited SARs (and other SARs if so provided by their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

(iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

(b) Definition of “Change in Control. A “Change in Control” shall be deemed to have occurred upon:

(i) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a “Corporate Transaction”) is subsequently abandoned); or

(ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

(c) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.
      10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Awards Under Preexisting Plans. Upon approval of the Plan by stockholders of the Company, as required under Section 10(1) hereof, no further Awards shall be granted under any Preexisting Plan.

(l) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, applicable NASDAQ requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

FIRST AMENDMENT TO THE RAILAMERICA, INC.
1998 EXECUTIVE INCENTIVE COMPENSATION PLAN
      THIS FIRST AMENDMENT, made effective as of April 10, 2000, by RAILAMERICA, INC. (the “Company”) to the RAILAMERICA, INC. 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN (the “Plan”).
W I T N E S E T H:
      WHEREAS, the Company did establish the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries so that the Company could attract, motivate, retain and reward them, and
      WHEREAS, pursuant to Section 10(e) the Company reserved the right to amend said Plan;
      NOW, THEREFORE, effective as of April 10, 2000, the Plan shall be amended as follows:
1. Section 4(a) is hereby amended to read as follows:

“(a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and that may be subject to Awards under the Plan shall be the sum of (i) 15% of the number of issued and outstanding shares of Stock as of April 15, 2000, plus (ii) 15% of the number of shares of Stock issued after April 15, 2000 (including any shares issued as a result of conversions of preferred stock and/or debt obligations of the Company into shares of Stock), plus (iii) the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto, minus (iv) the number of shares of Stock that then are subject to outstanding awards under the Preexisting Plan. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury Shares. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed 930,000 shares.”
2. The second sentence of Section 5 is hereby amended to read as follows:

“In each fiscal year during any part of which the Plan is in effect, the total number of shares of stock that may be issued to an Eligible Person pursuant to Awards granted hereunder may not exceed four percent (4%) of the issued and outstanding shares of Stock as of April 15, 2000, subject to adjustment as provided in Section 10(c).”
3. In all other respects, the Plan shall remain unchanged by this Amendment.
      IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

RAILAMERICA INC.

Dated:	By:

EXHIBIT C
SECOND AMENDMENT TO THE RAILAMERICA, INC.
1998 EXECUTIVE INCENTIVE COMPENSATION PLAN
      THIS SECOND AMENDMENT, made effective as of December 4, 2004, by RAILAMERICA, INC. (the “Company”) to the RAILAMERICA, INC. 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN (the “Plan”).
W I T N E S S E T H:
      WHEREAS, the Company did establish the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries so that the Company could attract, motivate, retain and reward them, and
      WHEREAS, pursuant to Section 10(e) the Company reserved the right to amend said Plan;
      NOW, THEREFORE, effective as of the Effective Date (as defined below), the Plan shall be amended as follows:

1.	Section 8(b)(ii) is hereby deleted and the following added in substitution therefor:

“(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; (14) ratio of debt to stockholders’ equity; (15) operating cash flow; and (16) number or frequency of FRA reportable injuries and FRA reportable train accidents. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as “performance-based compensation” under Code Section 162(m).”

2.	In all other respects, the Plan shall remain unchanged by this Amendment.

3.	This Second Amendment shall be effective as of the date hereof (the “Effective Date”); provided that (i) this Second Amendment shall be void ab initio if the Company’s shareholders do not ratify and approve this Second Amendment in accordance with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), at the next annual meeting of the Company’s shareholders and (ii) any Awards (as defined in the Plan) granted after the Effective Date that are contingent upon achieving performance conditions established pursuant to Section 8 of the Plan shall be immediately canceled, rescinded and of no further force and effect if the Company’s shareholders do not ratify and approve this Second Amendment in accordance with the provisions of Section 162(m) of the Code at the next annual meeting of the Company’s shareholders.

C-1

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

RAILAMERICA INC.

By:	/s/ Donald D. Redfearn

Donald D. Redfearn
Dated: December 4, 2004

C-2

RAILAMERICA, INC.

5300 Broken Sound Blvd. N.W.
Boca Raton, Florida 33487

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS
COMMON STOCK

The undersigned holder of Common Stock of RailAmerica, Inc., a Delaware corporation (the “Company”), hereby appoints Harold R. Curtis, Ferd C. Meyer, Jr. and Richard Rampell and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of the Company, to be held at RailAmerica’s corporate offices at 5300 Broken Sound Boulevard, NW, Boca Raton, Florida 33487, on Thursday, May 26, 2005, at 10:00 a.m., local time, or at any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

RAILAMERICA, INC.

May 26, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE
DIRECTOR NOMINEES LISTED IN PROPOSAL (1) SET FORTH BELOW AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	Election of Class l Directors of the Company.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

NOMINEES:
¡ Charles Swinburn
¡ Donald D. Redfearn
¡ Ferd C. Meyer, Jr.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approve and adopt the 2005 Employee Stock Purchase Plan.	☐	☐	☐

3.	Approve and adopt the Second Amendment to the 1998 Executive Incentive Compensation Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2005 Annual Meeting, or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company’s 2004 Annual Report to Stockholders.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.